PROSPECTUS SUPPLEMENT
                                 (To Prospectus dated February 27, 2003)

Enhanced Appreciation Securities

UBS AG $5,000,000 NOTES LINKED TO AN ASIAN INDEX BASKET DUE MARCH 31, 2008

Issuer (Booking Branch):    UBS AG (Jersey Branch)

Maturity Date:              March 31, 2008

Term:                       2 years

Coupon: We will not pay you interest during the term of the Notes.

Index Basket:               The Index Basket (the "Basket") is composed of seven
                            indices (the "Basket Indices"). The Basket Indices and their weightings in the Basket are as follows:

                             BASKET INDICES                              WEIGHTS
                             ---------------------------------------------------
                             MSCI India Index(SM) ("India Index") ......... 40%
                             FTSE/Xinhua China 25 Index(TM)
                             ("China 25 Index") ........................... 20%
                             Nikkei(R) 225 Index ("Nikkei Index") ......... 15%
                             Korea KOSPI(TM) 200 Index ("KOSPI2 Index") ... 10% MSCI Singapore Index(SM) ("Singapore Index") . 5%
                             MSCI Taiwan Index(SM) ("Taiwan Index") .......  5%
                             MSCI Thailand Index(SM) ("Thailand Index") ...  5%
Payment at
Maturity:                   You will receive a cash payment at maturity that is
                            based on the Basket Return. If the Basket Return is positive, the Basket Return will be tripled, subject to a maximum gain on the Notes of 26.5%. Therefore, the maximum payment at maturity for each $10 principal amount of the Notes will be $12.65. The
                            Notes are fully exposed to any decline in the level of the Basket and a negative Basket Return will reduce your cash payment at maturity.

                            For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" on page S-40.

                            YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE BASKET RETURN IS NEGATIVE.

Basket Return:              Basket Ending Level - Basket Starting Level
                            -------------------------------------------
                                       Basket Starting Level

Basket Starting Level:      100

Basket Ending Level: The closing level of the Basket on March 25, 2008 (the "final valuation date") calculated as follows: 100 x (1 + (40% of the India Index Return + 20% of the China 25 Index Return + 15% of the Nikkei Index Return + 10% of the KOSPI2 Index Return + 5% of the Singapore Index Return + 5% of the Taiwan Index Return + 5% of the Thailand Index Return)).

                            THE RETURN ON ANY BASKET INDEX MAY BE NEGATIVE, AND AS A RESULT, YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.

No Listing:                 The Notes will not be listed or displayed on any
                            securities exchange, the Nasdaq National Market
                            System or any electronic communications network.

CUSIP Number:               G91654502

UBS INVESTMENT BANK'S RESEARCH DEPARTMENT HAS EXPRESSED A VIEW THAT IS INCONSISTENT WITH HOLDING THE NOTES WITH RESPECT TO THE INDIA INDEX, WHICH COMPRISES 40% OF THE BASKET. SPECIFICALLY, UBS INVESTMENT BANK'S RESEARCH DEPARTMENT HAS RECOMMENDED THAT INVESTORS UNDERWEIGHT THEIR EXPOSURE TO THE INDIAN MARKET.

SEE "RISK FACTORS" BEGINNING ON PAGE S-8 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note ..............      100%              2%               98%
Total .................   $5,000,000        $100,000        $4,900,000

UBS INVESTMENT BANK            UBS FINANCIAL SERVICES INC.            [UBS LOGO]


Prospectus Supplement dated March 27, 2006

Prospectus Supplement Summary


THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE ENHANCED APPRECIATION SECURITIES?

The Enhanced Appreciation Securities (the "Notes") are medium-term notes issued by UBS whose return is linked to the performance of an Index Basket (the "Basket"), which in turn is based on the performance of seven indices (each a "Basket Index" and together, the "Basket Indices"). The Basket Indices and their relative weightings are set forth below:

       BASKET INDICES                                            WEIGHTS
       -----------------------------------------------------------------
       MSCI India Index(SM) ("India Index") .......................  40%
       FTSE/Xinhua China 25 Index(TM) ("China 25 Index") ..........  20%
       Nikkei(R) 225 Index ("Nikkei Index") .......................  15%
       Korea KOSPI(TM) 200 Index ("KOSPI2 Index") .................  10%
       MSCI Singapore Index(SM) ("Singapore Index") ...............   5%
       MSCI Taiwan Index(SM) ("Taiwan Index") .....................   5%
       MSCI Thailand Index(SM) ("Thailand Index") .................   5%

The relative weights of the Basket Indices will not change over the term of the Notes.

The India Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in India. The India Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "MXIN."

The China 25 Index is a real-time index calculated and published by FTSE Xinhua Index Limited, comprising 25 of the largest and most liquid Chinese stocks listed and trading on the Hong Kong Stock Exchange. The China 25 Index is reported by Bloomberg L.P. under the ticker symbol "FXTID."

The Nikkei Index is a price-weighted stock index calculated, published and disseminated by Nihon Keizar Shimbun, Inc. that measures the composite price performance of 225 Japanese stocks currently trading on the Tokyo Stock Exchange. The Nikkei Index is reported by Bloomberg L.P. under ticker symbol "NKY."

The KOSPI2 Index is a capitalization-weighted index of 200 Korean stocks which make up 90% of the total market value of the Korea Stock Exchange. The KOSPI2 Index is reported by Bloomberg L.P. under the ticker symbol "KOSPI2."

The Singapore Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in Singapore. The Singapore Index is calculated by Morgan Stanley Capital International Inc. ("MSCI") and reported by Bloomberg L.P. under the ticker symbol "SGY."

The Taiwan Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in Taiwan. The Taiwan Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "TWY."

The Thailand Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in Thailand. The Thailand Index is calculated by MSCI and reported by Bloomberg L.P. under the symbol "MXTH." For further information concerning the Basket Indices, see "The Indices" on page S-15.

You will receive a cash payment at maturity that is based on the Basket Return. If the Basket Return is positive, the Basket Return will be tripled, subject to a maximum gain on the Notes of 26.5%. THEREFORE, THE MAXIMUM PAYMENT AT MATURITY FOR EACH $10 PRINCIPAL AMOUNT OF THE NOTES WILL BE $12.65. THE NOTES ARE FULLY EXPOSED TO ANY DECLINE IN THE LEVEL OF THE BASKET AT MATURITY AND A NEGATIVE BASKET RETURN WILL REDUCE YOUR CASH PAYMENT AT MATURITY. We will not pay you interest during the term of the Notes.

YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE BASKET RETURN IS NEGATIVE.

For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" on page S-40.

SELECTED PURCHASE CONSIDERATIONS

> GROWTH POTENTIAL--The Notes provide the potential to enhance equity returns by tripling a positive Basket Return up to a maximum gain on the Notes of 26.5%.

> DIVERSIFICATION--The Notes may provide diversification within the equity portion of your portfolio through exposure to the Basket Indices.

> MINIMUM INVESTMENT--Your minimum investment is 50,000 Notes at a principal amount of $10.00 per Note (a minimum purchase price of $500,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 50,000 Notes.

WHAT ARE SOME OF THE RISKS OF THE NOTES?

An investment in the Notes involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" on page S-8.

> YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL--The Notes are fully exposed to any decline in the level of the Basket at maturity. You may lose some or all of your investment if the Basket Return is negative.

> MAXIMUM POTENTIAL RETURN AT MATURITY--You can only earn the maximum gain on the Notes of 26.5% if you hold your Notes to maturity.

> NO INTEREST PAYMENTS--You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the securities included in the India Index (the "India Index Constituent Stocks"), the China 25 Index (the "China 25 Index Constituent Stocks"), the Nikkei Index (the "Nikkei Index Constituent Stocks"), the KOSPI2 Index (the "KOSPI2 Index Constituent Stocks"), the Singapore Index (the "Singapore Index Constituent Stocks"), the Taiwan Index (the "Taiwan Index Constituent Stocks") or the Thailand Index (the "Thailand Index Constituent Stocks," and together with the India Index Constituent Stocks, the China 25 Index Constituent Stocks, the Nikkei Index Constituent Stocks, the KOSPI2 Index Constituent Stocks, the Singapore Index Constituent Stocks and the Taiwan Index Constituent Stocks, the "Basket Constituent Stocks").

> YOUR APPRECIATION POTENTIAL IS LIMITED--If the Basket Return is positive, the Basket Return will be tripled, subject to a maximum gain on the Notes of 26.5%. Therefore, you will not benefit from any positive Basket Return in excess of approximately 8.833% (that is, one-third of the maximum gain on the Notes). As a result, the maximum payment at maturity for each $10 principal amount of the Notes will be $12.65. The return on your investment in the Notes may not perform as well as a direct investment in the Basket Indices or the Basket Constituent Stocks.

> NO DIRECT EXPOSURE TO FLUCTUATIONS IN FOREIGN EXCHANGE RATES--The value of your Notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the Basket Constituent Stocks are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Notes, you will not receive any additional payment or incur any reduction in payment at maturity.

> THE SELECTION OF BASKET INDICES IS NOT BASED ON UBS RESEARCH--The selection of Basket Indices included in the Basket is not based on UBS research.

> NO LISTING--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You believe that the Basket will appreciate over the term of the Notes and that such appreciation is unlikely to exceed 26.5%, the maximum gain on the Notes at maturity.

>    You are willing to hold the Notes to maturity.

> You are willing to make an investment that is exposed to the full downside performance risk of the Basket.

>    You do not seek current income from this investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

>    You seek current income from your investment.

> You do not seek an investment with exposure to any of India, China, Japan, Korea, Singapore, Taiwan or Thailand.

> You seek an investment that is exposed to the full upside performance of the Basket or you are unwilling to make an investment that is exposed to the full downside performance risk of the Basket.

> You believe that the Basket is not likely to appreciate over the term of the Notes, or you believe that the Basket will appreciate over the term of the Notes and that such appreciation will be in an amount greater than 26.5%, the maximum gain on the Notes at maturity.

>    You seek an investment for which there will be an active secondary market.

>    You are unable or unwilling to hold the Notes to maturity.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

In the opinion of our counsel, Sullivan & Cromwell LLP, your Notes should be treated as a pre-paid derivative contract with respect to the Basket. The terms of your Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you should generally recognize capital gain or loss upon the maturity of your Notes (or upon your sale, exchange or other disposition of your Notes prior to its maturity) equal to the difference between the amount realized and the amount you paid for your Notes. Such gain or loss generally should be long-term capital gain or loss if you held your Notes for more than one year.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Notes, see "Supplemental Tax Considerations - Supplemental U.S. Tax Considerations" on page S-49.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Notes.

STEP 1: CALCULATE THE INDIA INDEX RETURN, THE CHINA 25 INDEX RETURN, THE NIKKEI INDEX RETURN, THE KOSPI2 INDEX RETURN, THE SINGAPORE INDEX RETURN, THE TAIWAN INDEX RETURN AND THE THAILAND INDEX RETURN.

The "India Index Return" is calculated based on the closing level of the India Index on March 27, 2006 (the "trade date") relative to the final valuation date and is calculated as follows:

   India Index Return = India Index Ending Level - India Index Starting Level
                        -----------------------------------------------------
                                   India Index Starting Level

where the India Index Starting Level is 450.45 and the India Index Ending Level will be the closing level of the India Index on the final valuation date.

The "China 25 Index Return" is calculated based on the closing level of the China 25 Index on the trade date relative to the final valuation date and is calculated as follows:

 China 25 Index Return = China 25 Index Ending Level -
                         China 25 Index Starting Level
                         -----------------------------
                         China 25 Index Starting Level

where the China 25 Index Starting Level is 11,108.36 and the China 25 Index Ending Level will be the closing level of the China 25 Index on the final valuation date.

The "Nikkei Index Return" is calculated based on the closing level of the Nikkei Index on the trade date relative to the final valuation date and is calculated as follows:

  Nikkei Index Return = Nikkei Index Ending Level - Nikkei Index Starting Level
                        -------------------------------------------------------
                                   Nikkei Index Starting Level

where the Nikkei Index Starting Level is 16,650.1 and the Nikkei Index Ending Level will be the closing level of the Nikkei Index on the final valuation date.

The "KOSPI2 Index Return" is calculated based on the closing level of the KOSPI2 Index on the trade date relative to the final valuation date and is calculated as follows:

  KOSPI2 Index Return = KOSPI2 Index Ending Level - KOSPI2 Index Starting Level
                        -------------------------------------------------------
                                      KOSPI2 Index Starting Level

where the KOSPI2 Index Starting Level is 172.44 and the KOSPI2 Index Ending Level will be the closing level of the KOSPI2 Index on the final valuation date.

The "Singapore Index Return" is calculated based on the closing level of the Singapore Index on the trade date relative to the final valuation date and is calculated as follows:

 Singapore Index Return = Singapore Index Ending Level -
                          Singapore Index Starting Level
                          ------------------------------
                          Singapore Index Starting Level

where the Singapore Index Starting Level is 296.57 and the Singapore Index Ending Level will be the closing level of the Singapore Index on the final valuation date.

The "Taiwan Index Return" is calculated based on the closing level of the Taiwan Index on the trade date relative to the final valuation date and is calculated as follows:

  Taiwan Index Return = Taiwan Index Ending Level - Taiwan Index Starting Level
                        -------------------------------------------------------
                                    Taiwan Index Starting Level
where the Taiwan Index Starting Level is 270.77 and the Taiwan Index Ending Level will be the closing level of the Taiwan Index on the final valuation date.

The "Thailand Index Return" is calculated based on the closing level of the Thailand Index on the trade date relative to the final valuation date and is calculated as follows:

              Thailand Index Return = Thailand Index Ending Level -
                                      Thailand Index Starting Level
                                      -----------------------------
                                      Thailand Index Starting Level

where the Thailand Index Starting Level is 294.83 and the Thailand Index Ending Level will be the closing level of the Thailand Index on the final valuation date.

STEP 2: CALCULATE THE BASKET ENDING LEVEL.

The Basket Ending Level will be calculated as follows:

      100 x (1 + (40% of the India Index Return + 20% of the China 25 Index Return + 15% of the Nikkei Index Return + 10% of the KOSPI2 Index Return +
    5% of the Singapore Index Return + 5% of the Taiwan Index Return + 5% of
                          the Thailand Index Return)).

STEP 3:  CALCULATE THE BASKET RETURN.

The Basket Return, which may be positive or negative, is the difference between the Basket starting level and the Basket ending level, expressed as a percentage of the Basket starting level on the trade date, calculated as follows:

                            Basket Ending Level - Basket Starting Level
            Basket Return = -------------------------------------------
                                      Basket Starting Level

         where the "Basket Starting Level" is 100.

STEP 4:  CALCULATE THE ADJUSTED BASKET RETURN.

The Adjusted Basket Return is based on the Basket Return, which may be positive or negative:

1) If the Basket Return is positive:

         Adjusted Basket Return = (Basket Return x 3), subject to a maximum gain of 26.5%.

2) If the Basket Return is negative:

         Adjusted Basket Return = Basket Return

STEP 5:  CALCULATE THE CASH PAYMENT AT MATURITY.

The payment at maturity = principal amount of the Note + (principal amount of the Note x Adjusted Basket Return).

HOW DO THE NOTES PERFORM AT MATURITY?

HYPOTHETICAL EXAMPLES

ASSUMPTIONS:

Basket Starting Level:                            100
Principal amount of the Notes:                    $10.00
Maximum gain on the Notes:                        26.5%*
Maximum Payment at Maturity:                      $12.65
-----
* SINCE THE MAXIMUM GAIN ON THE NOTES IN THE EXAMPLES BELOW IS 26.5%, AN ORIGINAL INVESTOR IN THE NOTES WILL NOT PARTICIPATE IN AN BASKET RETURN OF MORE THAN APPROXIMATELY 8.833% AT MATURITY.

EXAMPLE 1--ON THE FINAL VALUATION DATE, THE BASKET ENDING LEVEL IS 4% ABOVE ITS STARTING LEVEL OF 100.

Since the Basket Return is 4%, you receive three times the Basket Return, up to the 26.5% maximum gain on the Notes.

Adjusted Basket Return = (Basket Return x 3) = (4% x 3) = 12%

Your total cash payment at maturity would therefore be $11.20 (a 12% total return on investment) which includes:

>    Principal amount                             $10.00
>    Principal amount x Adjusted Basket Return    $ 1.20       ($10.00 x 12%)
                                                 -------
                          TOTAL:                  $11.20
                                                 =======

EXAMPLE 2--ON THE FINAL VALUATION DATE, THE BASKET ENDING LEVEL IS 20% ABOVE ITS STARTING LEVEL OF 100.

Since the Basket Return is 20%, you receive three times the Basket Return, up to the 26.5% maximum gain on the Notes.

Adjusted Basket Return = (Basket Return x 3) = (20% x 3) = 60%, up to the 26.5% maximum gain on the Notes = 26.5%

Your total cash payment at maturity would therefore be limited to $12.65 (a 26.5% total return on investment) which includes:

>    Principal amount                             $10.00
>    Principal amount x Adjusted Basket Return    $ 2.65       ($10.00 x 26.5%)
                                                 -------
                          TOTAL:                  $12.65       (this is the
                                                 =======       maximum payment
                                                               on the Notes)

EXAMPLE 3--ON THE FINAL VALUATION DATE, THE BASKET ENDING LEVEL IS 20% BELOW ITS STARTING LEVEL OF 100.

Since the Basket Return is -20% on the final valuation date, your investment is fully exposed to the decline of the Basket.

Adjusted Basket Return = Basket Return = -20%

Your total cash payment at maturity would therefore be $8.00 (a 20% loss) which includes:

>    Principal amount                             $10.00
>    Principal amount x Adjusted Basket Return    $-2.00       $10.00 x -20%)
                                                 -------
                         TOTAL:                  $  8.00
                                                 =======

HYPOTHETICAL PERFORMANCE OF THE NOTES AT MATURITY

   ASSUMPTIONS:

   Basket:                                  Comprised of seven Asian stock
                                            indices
   Basket Starting Level:                   100
   Principal amount of the Notes:           $10.00
   Term:                                    2 years
   Maximum gain on the Notes:               26.5%
   Basket performance:                      100% to -100% for table
                                            60% to -60% for graph

      ------------------------------- ------------------------------
         BASKET PERFORMANCE            PERFORMANCE OF THE NOTES
      ------------------------------- ------------------------------
                                           NOTES
            BASKET RETURN                 PAYMENT            TOTAL
            AT MATURITY*                 AT MATURITY*       RETURN*
      ------------------------------- ------------------------------
               100%                        $12.65           26.50%
                80%                        $12.65           26.50%
                60%                        $12.65           26.50%
                40%                        $12.65           26.50%
                20%                        $12.65           26.50%
                15%                        $12.65           26.50%
                12%                        $12.65           26.50%
      ------------------------------- ------------------------------
             8.833%                        $12.65           26.50%
      ------------------------------- ------------------------------
                 8%                        $12.40           24.00%
                 6%                        $11.80           18.00%
                 4%                        $11.20           12.00%
                 2%                        $10.60            6.00%
      ------------------------------- ------------------------------
                 0%                        $10.00            0.00%
      ------------------------------- ------------------------------
                -5%                         $9.50           -5.00%
               -10%                         $9.00          -10.00%
               -15%                         $8.50          -15.00%
               -20%                         $8.00          -20.00%
               -40%                         $6.00          -40.00%
               -80%                         $2.00          -80.00%
      ------------------------------- ------------------------------

      ------------------------------- ------------------------------
              -100%                         $0.00         -100.00%
      ------------------------------- ------------------------------

*Values have been rounded for ease of analysis


                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------


Risk Factors

The return on the Notes is linked to the performance of the Basket. Investing in the Notes is not equivalent to investing directly in the Basket. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

THE NOTES ARE FULLY EXPOSED TO ANY DECLINE IN THE LEVEL OF THE BASKET, AND YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL.

The Notes differ from ordinary debt securities in that we will not pay you 100% of your principal amount at maturity if the Basket Return is negative. Your cash payment at maturity will be based on the Basket Return, which may be positive or negative. A negative Basket Return will reduce your cash payment at maturity below your principal. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE BASKET RETURN IS NEGATIVE.

See "What are the steps to calculate payment at maturity?"  on page S-4.

THE BASKET IS COMPOSED OF THE SEVEN BASKET INDICES; ANY POSITIVE RETURN IN ANY BASKET INDEX MAY BE OFFSET BY A NEGATIVE RETURN IN ANOTHER BASKET INDEX.

The Notes are linked to the performance of a Basket, 40% of which is composed of the India Index, 20% of which is composed of the China 25 Index, 15% of which is linked to the Nikkei Index, 10% of which is composed of the KOSPI2 Index, 5% of which is composed of the Singapore Index, 5% of which is composed of the Taiwan Index and 5% of which is composed of the Thailand Index. The performance of the Basket will be based on the appreciation or depreciation of the level of each Basket Index on the trade date relative to the final valuation date, weighted according to their composition in the Basket. A positive return in any Basket Index may be offset by a negative return in another Basket Index resulting in a negative Basket Return. For example, a 5% India Index Return, a -15% China 25 Index Return, a -10% KOSPI2 Index Return and a -10% Singapore Index Return would completely offset a combination of a 5% Nikkei Index Return, a 5% Taiwan Index Return and a 10% Thailand Index Return, resulting in a Basket Return of -5% and a corresponding total return on the Notes of -5%.

RESEARCH BY AFFILIATES OF UBS MAY BE INCONSISTENT WITH PURCHASING OR HOLDING THE NOTES.

Affiliates of UBS have published and may in the future publish research on foreign equity markets and major stock indices and other matters that may have an influence on the Basket Indices, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS Investment Bank's research department has expressed a view that is inconsistent with holding the Notes with respect to the India Index, which comprises 40% of the Basket. Specifically, UBS Investment Bank's research department has recommended that investors underweight their exposure to the Indian market. To earn a positive return on an investment in the Notes, the performance of the Basket must be positive during the two-year term of the Notes as measured by the Basket Return. The research views of UBS Investment Research, and of UBS affiliates generally, may be modified from time to time without notice.

YOUR MAXIMUM GAIN ON THE NOTES AT MATURITY IS 26.5%; THE BASKET RETURN IS CAPPED AT APPROXIMATELY 8.833%, WHICH IS ONE-THIRD OF THE MAXIMUM GAIN ON THE NOTES.

Your payment at maturity is based on the Basket Return, which if positive will be tripled subject to the maximum gain on the Notes of 26.5%. Since the maximum gain on the Notes is 26.5%, you will not benefit from a positive Basket Return in excess of approximately 8.833% (which is equal to one-third of the maximum gain on the Notes).

RISK FACTORS
--------------------------------------------------------------------------------

OWNING THE NOTES IS NOT THE SAME AS OWNING THE BASKET CONSTITUENT STOCKS OR A SECURITY DIRECTLY LINKED TO THE PERFORMANCE OF THE BASKET CONSTITUENT STOCKS.

The return on your Notes will not reflect the return you would realize if you actually owned a direct investment in the Basket Indices or the Basket Constituent Stocks or a security directly linked to the performance of the Basket Constituent Stocks and held such investment for a similar period because:

>    the maximum gain on the Notes at maturity is 26.5%; and

> the return for each Basket Index is determined in part by reference to the prices of the Basket Constituent Stocks in such Basket Index without taking into consideration the value of dividends paid on the Basket Constituent Stocks in such Basket Index.

If the Basket Return exceeds 26.5%, your return on the Notes at maturity will be less than the return on a direct investment in the Basket Constituent Stocks without taking into account taxes and other costs related to such a direct investment.

Even if the market prices of the Basket Indices increase during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the level of each Basket Index to increase while the market value of the Notes declines.

CHANGES THAT AFFECT THE BASKET WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of FTSE Xinhua Index Limited (the "China 25 Index Sponsor") with respect to the China 25 Index, Nihon Keizai Shimbun, Inc. (the "Nikkei Index Sponsor") with respect to the Nikkei Index, the Korea Stock Exchange (the "KOSPI2 Index Sponsor") with respect to the KOSPI2 Index, and Morgan Stanley Capital International Inc. ("MSCI") with respect to the India, Singapore, Taiwan and Thailand Indices (the China 25 Index Sponsor, the Nikkei Index Sponsor, the KOSPI2 Index Sponsor and MSCI are collectively referred to as the "Index Sponsors") concerning the calculation of the Basket Indices, additions, deletions or substitutions of the Basket Constituent Stocks and the manner in which changes affecting the Basket Constituent Stocks or the issuers of the Basket Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in its respective Basket Index, could affect its respective Basket Index and, therefore, could affect the amount payable on the Notes at maturity and the market value of the Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if any Index Sponsor changes these policies, for example, by changing the manner in which it calculates its respective Basket Index, or if any Index Sponsor discontinues or suspends calculation or publication of its respective Basket Index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur or if the Basket Ending Level is not available because of a market disruption event or for any other reason, the calculation agent--which initially will be UBS Securities LLC, an affiliate of UBS--may determine the Basket Ending Level or fair market value of the Notes--and, thus, the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the level of the Basket on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

> the volatility of the Basket Indices (i.e., the frequency and magnitude of changes in the level of the Basket Indices);

>    the composition of each Basket Index and changes to its consituent stocks;

RISK FACTORS
--------------------------------------------------------------------------------

>    the market price of the Basket Constituent Stocks;

> the dividend rate paid on the Basket Constituent Stocks (while not paid to holders of the Notes, dividend payments on Basket Constituent Stocks may influence the market price of the Basket Constituent Stocks and the level of each Basket Index, and therefore affect the market value of the Notes);

> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market-maker;

>    interest rates in the market;

>    the time remaining to the maturity of the Notes;

>    the creditworthiness of UBS; and

> economic, financial, political, regulatory or judicial events that affect the market price of any of the Basket Constituent Stocks or that affect stock markets generally.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result you may suffer substantial losses.

THE BASKET RETURN FOR THE NOTES WILL NOT BE ADJUSTED FOR CHANGES IN EXCHANGE RATES THAT MIGHT AFFECT THE INDIA INDEX, THE CHINA 25INDEX, THE NIKKEI INDEX, THE KOSPI2 INDEX, THE SINGAPORE INDEX, THE TAIWAN INDEX OR THE THAILAND INDEX.

Although all of the Basket Constituent Stocks are traded in currencies other than U.S. dollars, and the Notes are denominated in U.S. dollars, the amount payable on the Notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies upon which Basket Constituent Stocks are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Basket Return for the Notes. The amount we pay in respect of the Notes on the maturity date will be based solely upon the Basket Return. See "Specific Terms of the Notes--Payment at Maturity" beginning on page S-40.

RISK FACTORS
--------------------------------------------------------------------------------

AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH NON-U.S. SECURITIES MARKETS.

The Basket Constituent Stocks have been issued by non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non-U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. For example, if China were to allow its currency to float, it could have a negative impact on the value of the stock of Chinese companies and thereby decrease the level of the China 25 Index. Moreover, the economies of certain foreign countries may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency. The economies of many foreign countries have been characterized by uneven, negative or low rates of growth in the past. Many foreign stocks have performed poorly over an extended period.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH THE INDEX SPONSORS AND ARE NOT RESPONSIBLE FOR THEIR PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with the Index Sponsors in any way (except for licensing arrangements discussed below in "The Indices" beginning on page S-15) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of each Basket Index. If the Index Sponsors discontinue or suspend the calculation of their respective Basket Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the particular Basket Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-43 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Basket Indices; Alteration of Method of Calculation" on page S-45. The Index Sponsors are not involved in the offer of the Notes in any way and have no obligation to consider your interest as an owner of Notes in taking any actions that might affect the value of your Notes.

We have derived the information about each Index Sponsor and each Basket Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Basket Indices or the Index Sponsors contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Basket Indices and the Index Sponsors.

RISK FACTORS
--------------------------------------------------------------------------------

WE HAVE NO OBLIGATION TO DISCLOSE INFORMATION ABOUT THE BASKET INDICES OR THE BASKET CONSTITUENT STOCKS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT

We or any of our affiliates may currently or from time to time engage in business with one or more of the issuers of the Basket Constituent Stocks, including making loans to or equity investments in the issuers of the Basket Constituent Stocks or providing advisory services to the issuers of the Basket Constituent Stocks, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about one or more issuers of the Basket Constituent Stocks. If we or any of our affiliates do acquire non-public information about one or more issuers of the Basket Constituent Stocks, we are not obligated to disclose such non-public information to you. As an investor in the Notes, you should undertake such independent investigation of the Basket Indices and each issuer of the Basket Constituent Stocks as in your judgment is appropriate to make an informed decision with respect to an investment in the Notes.

HISTORICAL PERFORMANCE OF THE BASKET INDICES SHOULD NOT BE TAKEN AS AN INDICATION OF THEIR FUTURE PERFORMANCE DURING THE TERM OF THE NOTES

It is impossible to predict whether the levels of the Basket Indices will rise or fall and the amount of your payment on the Notes at maturity. The levels of the Basket Indices will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of the Basket Constituent Stocks.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN BASKET CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON BASKET CONSTITUENT STOCKS OR ONE OR MORE OF THE BASKET INDICES, MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-47, UBS or its affiliates may hedge their obligations under the Notes by purchasing Basket Constituent Stocks, futures or options on Basket Constituent Stocks or one or more of the Basket Indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of Basket Constituent Stocks or one or more of the Basket Indices, and they may adjust these hedges by, among other things, purchasing or selling Basket Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of Basket Constituent Stocks and the levels of one or more of the Basket Indices and, therefore, the market value of the Notes. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

UBS or its affiliates may also engage in trading in Basket Constituent Stocks and other investments relating to Basket Constituent Stocks or one or more of the Basket Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of Basket Constituent Stocks and the levels of one or more of the Basket Indices and, therefore, the market value of the Notes. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of Basket Constituent Stocks or one or more of the Basket Indices. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Notes.

OUR BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Basket Constituent Stocks and one or more Basket Indices that are not for the account of holders of the Notes or

RISK FACTORS
--------------------------------------------------------------------------------

on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of one or more Basket Indices, could be adverse to the interests of the holders of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Basket Constituent Stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes as beneficial owners of the Notes.

Moreover, UBS and UBS Securities LLC have published, and in the future expect to publish, research reports with respect to some or all of the issuers of the Basket Constituent Stocks and one or more Basket Indices. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. The research should not be viewed as a recommendation or endorsement of the Notes in any way and investors must make their own independent investigation of the merits of this investment. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market prices of the Basket Constituent Stocks and the levels of the Basket Indices and, therefore, the market value of the Notes.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Swiss authorities regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section on page S-3, "Supplemental Tax Considerations" on page S-49, and the sections "U.S. Tax Considerations" and "Tax Considerations Under The Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE BASKET CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE BASKET CONSTITUENT STOCKS

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the Basket Constituent Stocks. As a holder of the Notes, you will not have voting rights, rights to receive dividends or other distributions, or any other rights that holders of the Basket Constituent Stocks may have. Moreover, your payment at maturity will be in cash and you will have no right to receive delivery of any Basket Constituent Stocks.

THE CALCULATION AGENT CAN POSTPONE THE CALCULATION OF THE BASKET ENDING LEVEL FOR A PARTICULAR BASKET INDEX OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Basket Ending Level for the Basket may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date for one or more of the Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days.

If the determination of the Basket Ending Level for the Basket is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on

RISK FACTORS
--------------------------------------------------------------------------------

which the Basket Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" beginning on page S-43.

THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount, if any, of your payment at maturity on the Notes. We may change the calculation agent after the original issue date without notice. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-46. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Basket Stocks or the Basket has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind our hedge positions. Since this determination by the calculation agent will affect the payment at maturity on the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

--------------------------------------------------------------------------------


The Indices

THE INDIA, SINGAPORE, TAIWAN AND THAILAND INDICES (THE "MSCI INDICES")

THE INDIA INDEX

The MSCI India Index(SM) (the "India Index") is a free float-adjusted market capitalization index that is designed to measure equity market performance in India. The India Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "MXIN."

As of March 27, 2006, the components of the India Index and their weights were as follows:

        COMPONENT                                                    WEIGHTS
        ---------                                                    -------
        Infosys Technologies Ltd .................................    11.30%
        Reliance Industries Ltd ..................................     9.58%
        ICICI Bank Ltd ...........................................     7.04%
        Housing Development Finance Corp .........................     4.40%
        ITC Ltd ..................................................     4.03%
        Hindustan Lever Ltd ......................................     3.97%
        Reliance Communication Ventures Ltd ......................     3.81%
        Oil & Natural Gas Corp Ltd ...............................     3.79%
        Satyam Computer Services Ltd .............................     3.62%
        Tata Motors Ltd ..........................................     3.26%
        HDFC Bank Ltd ............................................     2.65%
        Bharat Heavy Electricals .................................     2.43%
        Larsen & Toubro Ltd ......................................     2.40%
        Tata Consultancy Services Ltd ............................     2.31%
        Wipro Ltd ................................................     1.97%
        Hindalco Industries Ltd ..................................     1.64%
        Bajaj Auto Ltd ...........................................     1.59%
        GAIL India Ltd ...........................................     1.49%
        Dr Reddy's Laboratories Ltd ..............................     1.38%
        Hero Honda Motors Ltd ....................................     1.36%
        Grasim Industries Ltd ....................................     1.36%
        Tata Steel Ltd ...........................................     1.32%
        Mahindra & Mahindra Ltd ..................................     1.24%
        Maruti Udyog Ltd .........................................     1.12%
        Ranbaxy Laboratories Ltd .................................     1.12%
        State Bank of India Ltd ..................................     1.00%
        I-Flex Solutions Ltd .....................................     0.99%
        Gujarat Ambuja Cements Ltd ...............................     0.94%
        ZEE Telefilms Ltd ........................................     0.93%
        Cipla Ltd/India ..........................................     0.88%
        Bharat Forge Ltd .........................................     0.83%
        UTI Bank Ltd .............................................     0.75%
        Sun Pharmaceuticals Industries Ltd .......................     0.75%
        Indian Hotels Co Ltd .....................................     0.73%
        Reliance Energy Ltd ......................................     0.71%
        Mahanagar Telephone Nigam ................................     0.67%
        Associated Cement Co Ltd .................................     0.67%
        ABB Ltd India ............................................     0.58%
        Tata Power Co Ltd ........................................     0.57%
        GlaxoSmithkline Pharmaceuticals Ltd ......................     0.55%
        Nestle India Ltd .........................................     0.54%
        Hindustan Petroleum Corp Ltd .............................     0.51%
        Bharat Petroleum Corp Ltd ................................     0.49%
        Kotak Mahindra Bank Ltd ..................................     0.49%
        Videsh Sanchar Nigam Ltd .................................     0.47%

THE INDICES
--------------------------------------------------------------------------------

The India Index (continued)

        COMPONENT                                                     WEIGHTS
        ---------                                                     -------
        Tata TEA Ltd .............................................     0.47%
        Jindal Steel & Power Ltd .................................     0.43%
        Bharat Electronics Ltd ...................................     0.42%
        Matrix Laboratories Ltd ..................................     0.40%
        Indian Petrochemicals Co .................................     0.37%
        Ultra Tech Cement Ltd ....................................     0.37%
        Asian Paints Ltd .........................................     0.37%
        IDFC Ltd .................................................     0.36%
        Bank of Baroda ...........................................     0.32%
        Jet Airways India Ltd ....................................     0.31%
        Glenmark Pharmaceuticals Ltd .............................     0.28%
        Ashok Leyland Ltd ........................................     0.28%
        Colgate-Palmolive/India ..................................     0.26%
        Nicholas Piramal India Ltd ...............................     0.25%
        Arvind Mills Ltd .........................................     0.21%
        Biocon Ltd ...............................................     0.20%
        Britannia Industries Ltd .................................     0.19%
        Moser Baer India Ltd .....................................     0.17%
        Castrol India Ltd ........................................     0.13%

HISTORICAL CLOSING LEVELS OF THE INDIA INDEX

All historical data presented in the following graph on the India Index are not necessarily indicative of the future performance of the India Index or what the value of the Notes may be. Any historical upward or downward trend in the closing level of the India Index during any period set forth below is not any indication that the India Index is more or less likely to decline at any time during the term of the Notes. UBS cannot make any assurances that the future performance of the India Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the India Index on March 27, 2006 was 450.45.

The following graph sets forth the historical performance of the India Index from January 1, 1993 to March 27, 2006.

         [THE TABLE BELOW REPRESENTS A LINE GRAPH IN THE PRINTED REPORT]

           1993        100
                       102.14
                       106.98
                        85.81
                        80.62
                        84.87
                        85.85
                        91.08
                       103.04
                       106.91
                       105.06
                       127.61
                       135.36
           1994        157.68
                       168.62
                       149.86
                       146.39
                        148.2
                        155.6
                       160.22
                       173.09
                       163.41
                       160.99
                       155.69
                       147.67
           1995        138.55
                       131.43
                       126.41
                       120.09
                        124.8
                       120.24
                       124.94
                       121.88
                       125.69
                       123.35
                        107.5
                       112.73
           1996        105.57
                       122.58
                       121.76
                       139.41
                       135.27
                       140.59
                       129.71
                       127.38
                       116.89
                       114.17
                       104.36
                       110.51
           1997        120.63
                       128.93
                       118.49
                       133.04
                       130.99
                       150.65
                       152.07
                       137.92
                       139.51
                       135.45
                       128.21
                       132.55
           1998        117.59
                       131.75
                        141.5
                       145.29
                       134.31
                       118.77
                       117.66
                       107.61
                       112.56
                       103.82
                       102.47
                       110.78
           1999        124.03
                       120.36
                        139.6
                       123.04
                       146.25
                       153.14
                       169.52
                       185.37
                        185.8
                       171.84
                       182.68
                       209.49
           2000        232.61
                        275.1
                       246.83
                       207.46
                        186.5
                       205.69
                       184.56
                       195.92
                       175.52
                        163.1
                       174.99
                       173.43
           2001        187.52
                       181.32
                       149.38
                       146.62
                       152.57
                       144.25
                       139.08
                       136.51
                        119.1
                       127.37
                       140.18
                       141.22
           2002        144.51
                       154.01
                       152.65
                       146.72
                       137.51
                       141.04
                       129.49
                       136.63
                       129.54
                       128.94
                       142.25
                       148.75
           2003        142.16
                       143.74
                       132.44
                       126.03
                        134.9
                       151.91
                       160.08
                       178.46
                        188.1
                        205.7
                       212.78
                       246.17
           2004        238.27
                       234.93
                       230.78
                       232.42
                       198.76
                       201.63
                       217.01
                       216.34
                       232.08
                       237.28
                       261.06
                       273.14
           2005        269.48
                       276.49
                       267.73
                       252.68
                       275.71
                       296.25
                       311.97
                       317.04
                       346.45
                       318.98
                       356.62
                       382.87
           2006         403.6
                       415.91
                       450.45

SOURCE: BLOOMBERG L.P.

THE INDICES
--------------------------------------------------------------------------------

THE SINGAPORE INDEX

The MSCI Singapore Index(SM) (the "Singapore Index") is a free float-adjusted market capitalization index that is designed to measure equity market performance in Singapore. The Singapore Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "SGY."

As of March 27, 2006, the components of the Singapore Index and their weights were as follows.

      COMPONENT                                               WEIGHTS
      ---------                                               -------
      DBS Group Holdings Ltd ...............................   12.04%
      United Overseas Bank Ltd .............................   11.91%
      Singapore Telecommunications Ltd .....................   11.74%
      Oversea-Chinese Banking Corp .........................   11.21%
      Singapore Airlines Ltd ...............................    5.26%
      Keppel Corp Ltd ......................................    4.90%
      Singapore Press Holdings Ltd .........................    4.66%
      City Developments Ltd ................................    3.48%
      CapitaLand Ltd .......................................    3.34%
      Singapore Technologies Engineering Ltd ...............    2.67%
      Fraser and Neave Ltd .................................    2.27%
      Venture Corp Ltd .....................................    2.08%
      ComfortDelgro Corp Ltd ...............................    1.96%
      SembCorp Industries Ltd ..............................    1.95%
      Singapore Exchange Ltd ...............................    1.88%
      Ascendas Real Estate Investment Trust ................    1.31%
      CapitaMall Trust .....................................    1.28%
      Keppel Land Ltd ......................................    1.11%
      Singapore Post Ltd ...................................    1.04%
      STATS ChipPAC Ltd ....................................    1.03%
      Chartered Semiconductor Manufacturing Lt .............    0.96%
      Parkway Holdings Ltd .................................    0.95%
      SembCorp Marine Ltd ..................................    0.94%
      United Overseas Land Ltd .............................    0.93%
      Jardine Cycle & Carriage Ltd .........................    0.81%
      Noble Group Ltd ......................................    0.75%
      Neptune Orient Lines Ltd .............................    0.75%
      Suntec Real Estate Investment Trust ..................    0.71%
      Olam International Ltd ...............................    0.65%
      Cosco Corp Singapore Ltd .............................    0.63%
      Want Want Holdings Ltd ...............................    0.53%
      Singapore Land Ltd ...................................    0.52%
      Wing Tai Holdings Ltd ................................    0.52%
      Allgreen Properties Ltd ..............................    0.50%
      SMRT Corp Ltd ........................................    0.45%
      Singapore Petroleum Co Ltd ...........................    0.44%
      Creative Technology Ltd ..............................    0.43%
      Overseas Union Enterprise Ltd ........................    0.41%
      Haw Par Corp Ltd .....................................    0.40%
      SembCorp Logistics Ltd ...............................    0.35%
      Datacraft Asia Ltd ...................................    0.28%

THE INDICES
--------------------------------------------------------------------------------

HISTORICAL CLOSING LEVELS OF THE SINGAPORE INDEX

All historical data presented in the following graph on the Singapore Index are not necessarily indicative of the future performance of the Singapore Index or what the value of the Notes may be. Any historical upward or downward trend in the closing level of the Singapore Index during any period set forth below is not any indication that the Singapore Index is more or less likely to increase or decline at any time during the term of the Notes. UBS cannot make any assurances that the future performance of the Singapore Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Singapore Index on March 27, 2006 was 296.57.

The following graph sets forth the historical performance of the Singapore Index from August 31, 1995 through March 27, 2006.

         [THE TABLE BELOW REPRESENTS A LINE GRAPH IN THE PRINTED REPORT]

           1995         296.7
                        303.4
                       303.85
                       310.19
                       329.06
                       364.95
                       362.29
                       352.55
                       351.09
                       331.45
                       327.49
                       302.13
                       313.15
                       313.48
                       298.67
                        316.8
                       323.28
           1997        337.18
                       332.05
                       303.23
                       292.58
                       308.48
                       306.77
                       313.46
                       252.08
                       262.95
                       223.59
                       236.43
                       229.04
                       196.69
                       230.24
                       223.28
                       202.73
                       173.58
                       150.68
                       156.98
                       129.85
                       145.22
                       179.48
                       212.86
                       212.37
           1999        210.33
                       211.17
                       220.92
                       279.58
                       265.65
                       290.89
                       291.64
                       284.47
                       279.28
                       286.37
                       306.04
                       339.73
                       300.35
                       276.87
                       274.83
                       290.58
                       239.56
                       270.99
                       271.63
                        278.6
                       257.52
                       259.26
                       253.96
                       252.29
           2001        253.86
                       248.03
                        213.4
                       217.32
                       205.29
                       209.94
                       204.76
                       199.33
                        160.5
                       167.24
                       180.52
                       201.44
                       224.49
                       215.24
                       227.58
                       216.67
                       208.41
                       192.94
                        188.4
                       185.94
                       166.83
                       181.62
                          172
                       164.46
           2003        157.69
                       156.05
                       156.01
                        157.5
                       166.67
                       178.87
                       191.64
                       197.54
                        200.4
                       213.73
                          210
                       216.12
                       226.45
                       229.95
                       225.39
                       224.12
                       218.09
                        223.9
                       229.65
                       231.48
                       238.81
                       237.87
                       240.51
                       246.86
           2005        251.78
                       251.66
                          254
                       251.14
                        255.4
                       264.17
                       279.81
                       269.26
                       272.51
                       262.67
                       272.69
                       278.51
                       287.03
                       294.42
                       294.93

SOURCE: BLOOMBERG L.P.

THE TAIWAN INDEX

The MSCI Taiwan Index(SM) (the "Taiwan Index") is a free float-adjusted market capitalization index that is designed to measure equity market performance in Taiwan. The Taiwan Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "TWY."

As of March 27, 2006, the components of the Taiwan Index and their weights were as follows.

     COMPONENT                                              WEIGHTS
     ---------                                              -------
     TSMC                                                    15.35%
     HON HAI Precision Industry Co Ltd ...................    7.88%
     United Microelectronics Corp ........................    4.18%
     Cathay Financial Holding Co Ltd .....................    3.82%
     MediaTek Inc ........................................    3.20%
     China Steel Corp ....................................    3.12%
     AU Optronics Corp ...................................    3.04%
     Chunghwa Telecom Co Ltd .............................    3.01%
     Nan Ya Plastics Corp ................................    2.95%
     Formosa Plastics Corp ...............................    2.71%
     Asustek Computer Inc ................................    2.60%

THE INDICES
--------------------------------------------------------------------------------

The Taiwan Index (continued)

     COMPONENT                                              WEIGHTS
     ---------                                              -------
     Mega Financial Holding Co Ltd .......................    2.56%
     High Tech Computer Corp .............................    2.27%
     Chi Mei Optoelectronics Corp ........................    1.84%
     Acer Inc ............................................    1.78%
     Chinatrust Financial Holding Co .....................    1.57%
     Formosa Chemicals & Fibre Corp ......................    1.57%
     China Development Financial Holding Corp ............    1.44%
     First Financial Holding Co Ltd ......................    1.31%
     Fubon Financial Holding Co Ltd ......................    1.26%
     Compal Electronics Inc ..............................    1.24%
     Advanced Semiconductor Engineering Inc ..............    1.22%
     Delta Electronics Inc ...............................    1.21%
     Quanta Computer Inc .................................    1.19%
     Lite-On Technology Corp .............................    1.16%
     SinoPac Financial Holdings Co Ltd ...................    1.11%
     Siliconware Precision Industries Co .................    0.95%
     Hua Nan Financial Holdings Co Ltd ...................    0.93%
     Foxconn Technology Co Ltd ...........................    0.88%
     Taishin Financial Holdings Co Ltd ...................    0.87%
     Chang Hwa Commercial Bank ...........................    0.87%
     Taiwan Mobile Co Ltd ................................    0.86%
     Shin Kong Financial Holding Co Ltd ..................    0.84%
     Benq Corp ...........................................    0.71%
     Far Eastern Textile Co Ltd ..........................    0.65%
     Uni-President Enterprises Corp ......................    0.64%
     E.Sun Financial Holding Co Ltd ......................    0.64%
     Yuanta Core Pacific Securities Co ...................    0.60%
     Chunghwa Picture Tubes Ltd ..........................    0.59%
     Largan Precision Co Ltd .............................    0.49%
     POU Chen Corp .......................................    0.47%
     Taiwan Cement Corp ..................................    0.45%
     President Chain Store Corp ..........................    0.44%
     Quanta Display Inc ..................................    0.43%
     Wintek Corp .........................................    0.42%
     Mitac International .................................    0.40%
     Winbond Electronics Corp ............................    0.40%
     Walsin Lihwa Corp ...................................    0.35%
     HannStar Display Corp ...............................    0.34%
     Asia Cement Corp ....................................    0.34%
     Yageo Corp ..........................................    0.34%
     Taiwan Fertilizer Co Ltd ............................    0.34%
     Ya Hsin Industrial Co Ltd ...........................    0.33%
     CMC Magnetics Corp ..................................    0.31%
     Tatung Co Ltd .......................................    0.31%
     Fu Sheng Industrial Co Ltd ..........................    0.31%
     Realtek Semiconductor Corp ..........................    0.31%
     Inventec Co Ltd .....................................    0.30%
     Yulon Motor Co Ltd ..................................    0.30%
     Synnex Technology International Corp ................    0.29%
     Yang Ming Marine Transport ..........................    0.29%
     Via Technologies Inc ................................    0.29%
     Advantech Co Ltd ....................................    0.27%
     Ritek Corp ..........................................    0.27%
     Fuhwa Financial Holdings Co Ltd .....................    0.27%
     Evergreen Marine Corp Tawain Ltd ....................    0.25%
     Asia Optical Co Inc .................................    0.24%

THE INDICES
--------------------------------------------------------------------------------

The Taiwan Index (continued)

     COMPONENT                                              WEIGHTS
     ---------                                              -------
     Premier Image Technology Corp .......................    0.24%
     Macronix International ..............................    0.23%
     China Motor Corp ....................................    0.23%
     D-Link Corp .........................................    0.22%
     Zyxel Communications Corp ...........................    0.22%
     Eternal Chemical Co Ltd .............................    0.21%
     Waterland Financial Holdings ........................    0.21%
     Teco Electric and Machinery Co Ltd ..................    0.21%
     Taiwan Glass Industrial Corp ........................    0.19%
     Wan Hai Lines Ltd ...................................    0.19%
     Eva Airways Corp ....................................    0.19%
     Polaris Securities Co Ltd ...........................    0.19%
     China Airlines ......................................    0.19%
     U-Ming Marine Transport Corp ........................    0.19%
     Cathay Real Estate Development Co Ltd ...............    0.18%
     Yuen Foong Yu Paper Manufacturing Co Ltd ............    0.18%
     Yieh Phui Enterprise ................................    0.17%
     Cheng Shin Rubber Industry Co Ltd ...................    0.17%
     Compeq Manufacturing Co .............................    0.17%
     Taiwan Secom Co Ltd .................................    0.17%
     Gigabyte Technology Co Ltd ..........................    0.16%
     Optimax Technology Corp .............................    0.16%
     Kinpo Electronics ...................................    0.16%
     Nien Made Enterprises ...............................    0.15%
     Formosa Taffeta Co Ltd ..............................    0.14%
     Giant Manufacturing Co Ltd ..........................    0.14%
     Phoenixtec Power Co Ltd .............................    0.14%
     Micro-Star International Co Ltd .....................    0.13%
     Oriental Union Chemical Corp ........................    0.13%
     Accton Technology Corp ..............................    0.12%
     Elitegroup Computer Systems .........................    0.11%
     Shihlin Electric & Engineering Corp .................    0.10%
     Nien Hsing Textile Co Ltd ...........................    0.09%
     Systex Corp .........................................    0.08%
     Taiwan Styrene Monomer ..............................    0.08%

THE INDICES
--------------------------------------------------------------------------------

HISTORICAL CLOSING LEVELS OF THE TAIWAN INDEX

All historical data presented in the following graph on the Taiwan Index are not necessarily indicative of the future performance of the Taiwan Index or what the value of the Notes may be. Any historical upward or downward trend in the closing level of the Taiwan Index during any period set forth below is not any indication that the Taiwan Index is more or less likely to increase or decline at any time during the term of the Notes. UBS cannot make any assurances that the future performance of the Taiwan Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Taiwan Index on March 27, 2006 was 270.77.

The following graph sets forth the historical performance of the Taiwan Index from December 31, 1987 through March 27, 2006.

         [THE TABLE BELOW REPRESENTS A LINE GRAPH IN THE PRINTED REPORT]

           1988        100
                       120.62
                       147.15
                        140.5
                       171.89
                       186.33
                       200.86
                       257.97
                       317.25
                       355.46
                       265.81
                       281.87
                       214.43
                       249.46
                       284.49
                       295.15
                       314.87
                       387.51
                       372.82
                       361.77
                       374.26
                       392.04
                       386.67
                       345.85
                       364.65
           1990        477.33
                       448.65
                       395.92
                       349.74
                       283.68
                       207.63
                       217.22
                       144.65
                       109.65
                       132.49
                        165.7
                       168.68
                       150.12
                       189.52
                       199.03
                       232.39
                       220.06
                       229.66
                        198.7
                       176.36
                       190.92
                       174.93
                       173.71
                       179.13
           1992        207.83
                       193.35
                       185.57
                       174.37
                       173.19
                       171.87
                          158
                        149.3
                       140.41
                       143.62
                       146.07
                       133.19
                       130.06
                       173.36
                       190.34
                       179.22
                       166.79
                       156.72
                       156.62
                       153.29
                        150.9
                       160.86
                       175.81
                       254.54
           1994        253.02
                        222.2
                       215.83
                       236.72
                       243.83
                       246.42
                       279.82
                       287.67
                       296.34
                       272.04
                       266.65
                       300.83
                       263.94
                       272.69
                       271.12
                       241.87
                       236.81
                       226.69
                       219.85
                       206.32
                       213.26
                       204.18
                       201.99
                       217.84
           1996        203.55
                       207.56
                        217.1
                       270.36
                       265.81
                       299.37
                       275.21
                       286.15
                       293.09
                       284.45
                       299.91
                       304.92
                       317.15
                       337.54
                       334.39
                       357.22
                       345.03
                       390.21
                       435.94
                       418.44
                       367.54
                       310.64
                       327.24
                       337.27
           1998        331.96
                        379.2
                        367.8
                       334.23
                       311.31
                       294.62
                       289.46
                       243.63
                       260.39
                       277.51
                       294.78
                       261.28
                       254.33
                       272.85
                       299.89
                       321.68
                       308.36
                       371.47
                       324.48
                       360.34
                       335.98
                          347
                       349.71
                       385.22
           2000        438.86
                       420.58
                       432.65
                          386
                       395.97
                          366
                          359
                          337
                          285
                          256
                          242
                          222
                          281
                          260
                          260
                          242
                          232
                          228
                          204
                          210
                          165
                          182
                          207
                          256
           2002        267.38
                       255.66
                       277.77
                       269.39
                       254.39
                        227.3
                       214.55
                       206.54
                       178.86
                       197.43
                       202.03
                       189.53
                       212.13
                       186.84
                       184.08
                       179.54
                       197.35
                       210.88
                       233.69
                       251.53
                       250.04
                        268.9
                       254.47
                       259.11
           2004        276.82
                       287.79
                       277.02
                       260.54
                       254.19
                       248.25
                       228.72
                       244.08
                       243.79
                       239.09
                       245.37
                       257.67
                       250.87
                       259.46
                        247.5
                       242.36
                        252.9
                       260.81
                       263.33
                       251.52
                       256.41
                        241.3
                       262.64
                       275.81
                       276.81
                       279.32
                       272.56


SOURCE: BLOOMBERG L.P.

THE THAILAND INDEX

The MSCI Thailand Index(SM) (the "Thailand Index") is a free float-adjusted market capitalization index that is designed to measure equity market performance in Thailand. The Thailand Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "MXTH."

As of March 27, 2006, the components of the Thailand Index and their weights were as follows.

     COMPONENT                                               WEIGHTS
     ---------                                               -------
     PTT PCL ..............................................   16.73%
     PTT Exploration & Production PCL .....................   11.58%
     Bangkok Bank PCL .....................................    9.17%
     Advanced Info Service PCL ............................    6.91%
     Siam Cement PCL ......................................    6.58%
     Kasikornbank PCL .....................................    6.47%
     Siam Commercial Bank PCL .............................    4.32%
     Bangkok Bank PCL .....................................    3.11%
     Krung Thai Bank PCL ..................................    2.72%
     Siam Cement PCL ......................................    2.68%
     Kasikornbank PCL .....................................    2.44%

THE INDICES
--------------------------------------------------------------------------------

The Thailand Index (continued)

     COMPONENT                                                WEIGHTS
     ---------                                                -------
     Thai Airways International Pcl .......................    1.99%
     PTT Chemical PCL .....................................    1.96%
     Airports of Thailand PCL .............................    1.76%
     Banpu PCL ............................................    1.56%
     Siam City Cement Pcl .................................    1.54%
     Land and Houses PCL ..................................    1.46%
     Hana Microelectronics Pcl ............................    1.41%
     True Corp PCL ........................................    1.38%
     Charoen Pokphand Foods PCL ...........................    1.31%
     Land and Houses PCL ..................................    1.02%
     Ratchaburi Electricity Generating Holdin .............    0.95%
     BEC World PCL ........................................    0.94%
     Electricity Generating PCL ...........................    0.89%
     National Finance PCL .................................    0.86%
     CP Seven Eleven PCL ..................................    0.85%
     Italian-Thai Development PCL .........................    0.76%
     Thai Union Frozen Products PCL .......................    0.75%
     Siam Makro PCL .......................................    0.65%
     Bangkok Expressway PCL ...............................    0.64%
     Kiatnakin Bank PCL ...................................    0.60%
     Delta Electronics Thai PCL ...........................    0.59%
     Tisco Bank PCL .......................................    0.58%
     Precious Shipping PCL ................................    0.52%
     Sahaviriya Steel Industries PCL ......................    0.52%
     Aromatics Thailand PCL ...............................    0.52%
     Sino Thai Engineering & Construction PCL .............    0.46%
     Kim Eng Securities Thailand PCL ......................    0.37%
     ITV PCL ..............................................    0.26%
     GMM Grammy PCL .......................................    0.21%

HISTORICAL CLOSING LEVELS OF THE THAILAND INDEX

All historical data presented in the following graph on the Thailand Index are not necessarily indicative of the future performance of the Thailand Index or what the value of the Notes may be. Any historical upward or downward trend in the closing level of the Thailand Index during any period set forth below is not any indication that the Thailand Index is more or less likely to increase or decline at any time during the term of the Notes. UBS cannot make any assurances that the future performance of the Thailand Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Thailand Index on March 27, 2006 was 294.83.

The following graph sets forth the historical performance of the Thailand Index from December 31, 1987 through March 27, 2006.

THE INDICES
--------------------------------------------------------------------------------

         [THE TABLE BELOW REPRESENTS A LINE GRAPH IN THE PRINTED REPORT]

           1988         100
                        115.3
                          136
                       140.38
                       153.69
                       156.18
                       168.16
                       172.06
                       164.31
                       167.12
                       158.12
                       146.55
                        142.7
                       158.84
                       157.31
                       156.02
                       177.07
                       194.31
                       208.42
                       209.72
                       231.13
                       232.39
                       238.92
                       271.96
                       298.98
           1990        291.01
                       273.35
                       284.85
                       285.36
                        328.2
                       345.14
                       365.96
                        287.2
                       213.23
                       211.08
                       182.18
                       206.61
                       226.55
                       264.68
                       292.45
                       290.09
                       262.08
                       248.74
                       240.83
                       235.83
                       222.49
                       213.86
                       225.92
                       243.82
           1992        265.79
                          268
                       284.68
                       263.52
                       244.59
                       262.89
                       259.13
                       262.58
                       296.12
                       330.88
                       314.98
                       321.02
                       359.16
                        353.3
                       324.08
                       331.73
                       321.33
                       336.33
                       346.97
                       355.11
                       363.38
                       472.61
                       492.99
                       639.22
           1994        574.47
                       518.08
                       471.71
                       486.62
                       530.86
                       510.28
                       564.68
                       623.54
                       595.89
                       620.98
                       554.96
                        558.2
                          491
                       521.27
                       488.67
                       489.94
                       571.88
                       567.01
                       558.57
                       534.03
                       531.22
                       524.04
                       492.46
                       528.37
           1996        580.24
                       544.07
                       532.89
                       543.09
                       553.41
                       523.61
                       445.76
                       452.21
                       453.02
                       366.75
                       376.04
                        333.7
                       317.68
                       290.42
                        286.7
                       273.42
                       229.81
                       217.98
                        294.1
                       208.19
                       247.11
                       184.17
                       162.28
                       160.88
           1998        236.59
                       232.08
                       187.82
                       166.87
                       126.48
                        95.82
                        96.99
                        73.94
                        95.13
                       122.56
                       139.84
                       135.05
                       140.61
                       128.51
                       137.05
                       193.89
                       185.62
                       216.73
                       190.85
                       190.62
                       163.39
                       175.52
                        185.4
                       204.95
           2000        198.58
                       155.82
                       170.25
                        160.6
                       130.62
                       136.01
                       111.34
                       125.37
                       103.94
                       104.81
                       108.69
                       102.46
                       131.36
                       128.07
                       110.64
                       113.83
                       114.22
                       116.54
                       105.52
                       121.72
                       100.51
                        96.92
                       108.92
                        107.5
           2002        127.32
                       136.45
                       134.92
                       132.49
                       146.29
                        135.6
                       129.62
                       125.31
                       116.76
                       127.15
                        132.5
                       130.23
                       138.54
                       134.41
                        138.1
                       140.16
                       153.27
                       170.68
                       174.89
                       188.74
                       199.64
                       211.53
                        215.8
                       280.47
           2004        254.21
                       258.59
                       240.79
                       241.27
                       242.01
                       245.32
                       242.01
                       240.24
                       247.41
                       243.38
                       257.06
                       263.88
                       273.09
                       292.83
                          266
                       257.57
                       261.75
                       265.49
                       271.79
                       281.27
                       290.33
                       268.29
                       268.77
                       291.98
                       313.19
                       304.57
                       294.15

SOURCE: BLOOMBERG L.P.

The India, Singapore, Taiwan and Thailand Indices are part of a series of indexes sponsored by MSCI called the "MSCI Standard Index series."

All information in this prospectus supplement regarding the MSCI Indices, including, without limitation, their make-up, method of calculation and changes in their components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, Morgan Stanley Capital International Inc. (the "MSCI Indices Sponsor"). The MSCI Indices Sponsor has no obligation to continue to publish, and may discontinue publication of, the MSCI Indices. We no not assume any responsibility for the accuracy or completeness of such information. Historical performance of the MSCI Indices is not an indication of future performance. Future performance of the MSCI Indices may differ significantly from historical performance, either positively or negatively.

CONSTRUCTING THE MSCI STANDARD INDEX SERIES

MSCI undertakes an index construction process which involves:

>    Defining the equity universe.

> Adjusting the total market capitalization of all securities in the universe for free floating available to foreign investors.

> Classifying the universe of securities under the Global Industry Classification Standard ("GICS").

> Selecting securities for inclusion according to MSCI's index construction rules and guidelines.

Defining the Equity Universe

The index construction process starts at the country level, with the identification of the universe of investment opportunities.

MSCI classifies each company and its securities in one and only one country. This allows securities to be sorted distinctly by their respective countries. In general, companies and their respective securities are

THE INDICES
--------------------------------------------------------------------------------

classified as belonging to the country in which they are incorporated. All listed equity securities, or listed securities that exhibit characteristics of equity securities, except investment trusts, mutual funds and equity derivatives, are eligible for inclusion in the universe. Generally, only equity or equity-like securities that are listed in the country of classification are included in the universe.

Adjusting the Total Market Capitalization of Securities for Free Float

After identifying the universe of securities, MSCI calculates the free float-adjusted market capitalization of each security in that universe. The process of free floating-adjusting market capitalization involves:

> Defining and estimating the free float available to foreign investors for each security, using MSCI's definition of free float.

>    Assigning a free float-adjustment factor to each security.

> Calculating the free float-adjustment market capitalization of each security.

MSCI defines the free float of a security as the proportion of shares outstanding that are deemed to be available for purchase in the public equity markets by international investors. In practice, limitations on free float available to international investors include:

> Strategic and other shareholdings not considered part of available free float.

>    Limits on share ownership for foreign investors.

>    Other foreign investment restrictions.

MSCI's estimation of free float is based solely on publicly available shareholder information obtained from multiple information sources. For each security, all available shareholdings are considered where public data is available, regardless of the size of the shareholding. Construction may be conducted with analysts, other industry experts and official company contracts, particularly where disclosure standards or data quality make the estimation of free float difficult.

Classifying the universe of securities under the Global Industry Classification Standard

In addition to the free floating-adjustment of market capitalization, all securities in the universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P, the Global Industry Classification Standard ("GICS"). The comprehensive classification scheme provides a universal approach to industries worldwide and forms the basis for achieving MSCI's objective of reflecting broad and fair representation in its indexes.

GICS consists of 10 sectors, 24 industry groups, 64 industries and 139 sub-industries. Each company is assigned to one sub-industry. The GICS guidelines used to determine the appropriate industry classification are:

> A security is classified in a sub-industry according to the business activities that generate approximately 60% or more of the company's revenues.

> A company engaged in two or more substantially different business activities, none of which contributes 60% or more of revenues, is classified in the sub-industry that provides the majority of both the company's revenues and earnings.

> Where the above guidelines cannot be applied, or are considered inappropriate, further analysis is conducted, and other factors are analyzed to determine an appropriate classification.

S-24

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Selecting Securities for Index Inclusion

In order to ensure a broad and fair representation in the indexes of the diversity of business activities in the universe, MSCI follows a "bottom-up" approach to index construction, building indexes from the industry group level up. The bottom-up approach to index construction requires a thorough analysis and understanding of the characteristics of the universe. This analysis drives the individual security selection decisions, which aim to reflect the overall features of the universe in the country index.

MSCI targets an 85% free float-adjusted market representation level within each industry group, within each country. The security selection process within each industry group is based on the careful analysis of:

> Each company's business activities and the diversification that its securities would bring to the index.

> The size (based on free float-adjusted market capitalization) and liquidity of securities. All other things being equal, MSCI targets for inclusion the most sizable and liquid securities in an industry group. In addition, securities that do not meet the minimum size guidelines discussed below and/or securities with inadequate liquidity are not considered for inclusion.

> The estimated free float for the company and its individual share classes. Only securities of companies with an estimated overall and/or security free float greater than 15% are, in general, considered for inclusion.

MAINTAINING THE MSCI STANDARD INDEX SERIES

Overall, index maintenance can be described by three broad categories of implementation of changes.

> Annual full country index reviews that systematically re-assess the various dimensions of the equity universe for all countries and are conducted on a fixed annual timetable.

> Quarterly index reviews, aimed at promptly reflecting other significant market events.

> Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indexes rapidly as they occur.

Potential changes in the status of countries (standalone, emerging, developed) follow their own separate timetables. These changes are normally implemented in one or more phases at the regular annual full country index review and quarterly index review dates.

Annual Full Country Index Review

The objective of the annual full country review, which is carried out every May, is to systematically re-assess the various dimensions of the equity universe for all countries on a fixed annual timetable. This includes a re-appraisal of the free float-adjusted industry group representation within a country, a detailed review of the shareholder information used to estimate free float for constituent and non-constituent securities, updating of minimum size guidelines for new and existing constituents, as well as changes typically considered for a quarterly index review as discussed below.

Quarterly Index Review

The quarterly index review process is designed to ensure that the indexes continue to be an accurate reflection of the evolving equity marketplace. This is achieved by rapidly reflecting significant market driven changes that were not captured in the index at the time of their actual occurrence and that should not wait until the annual full country index review due to their importance.

                                                                            S-25

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--------------------------------------------------------------------------------

During a quarterly index review, securities may be added to or deleted from a country index for a variety of reasons including the following:

> Additions or deletions of securities, due to one or more industry groups having become significant over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

> Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float, and relaxation/removal or decreases of foreign ownership limitations not implemented immediately.

> Replacement of companies, which are no longer suitable industry representatives.

> Deletion of securities whose company and/or security free float has fallen to less than 15%.

>    Deletion of securities that have become very small or illiquid.

> Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

>    Additions or deletions of securities as a result of other market events.

Ongoing Event-Related Changes

Ongoing event-related changes to the indexes are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. Ongoing event-related charges can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indexes at the time of the event.

Announcement Policy

The results of the annual full country index review are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May.

The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February, August and November.

All changes resulting from the corporate events are announced prior to their implementations.

The changes are typically announced at least ten business days prior to these changes becoming effective in the indexes as an "expected" announcement, or as an "undetermined" announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends "confirmed" announcements at least two business days prior to events becoming effective in the indexes, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 PM U.S. Eastern Standard Time (EST).

In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of large secondary offerings for existing constituents, where possible, these changes will be announced prior to the end of a relevant subscription period and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

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--------------------------------------------------------------------------------

Both equity offerings and secondary offerings for U.S. securities will be confirmed through an announcement during market hours for same or next day implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable.

LICENSE AGREEMENT

MSCI and UBS have agreed to enter into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the MSCI Indices in connection with securities, including the Notes. The MSCI Indices are owned and published by MSCI.

The Notes are not sponsored, endorsed, sold or promoted by MSCI or any affiliate of MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes or the ability of the MSCI Indices to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the MSCI Indices, which is determined, composed and calculated by MSCI without regard to the Notes or UBS. MSCI has no obligation to take the needs of UBS or the owners of this security into consideration in determining, composing or calculating the MSCI Indices. MSCI is not responsible for and has not participated in the determination of the timing of, pricing at or quantities of this security or in the determination or calculation of the equation by which this security is redeemable for cash. Neither MSCI nor any other party has any obligation or liability to owners of the Notes in connection with the administration, marketing or trading of the Notes.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE'S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. FURTHER, NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES AND ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE MSCI INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the Notes, or any other person or entity, should use or refer to MSCI's trade name, trade mark or service mark rights to the designations "Morgan Stanley Capital International(R)," "MSCI(R)," "Morgan Stanley Capital International Perspective(R)," to sponsor, endorse, market or promote the Notes without first contacting MSCI to determined whether MSCI's permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

                                                                            S-27
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--------------------------------------------------------------------------------

THE FTSE/XINHUA CHINA 25 INDEX(TM)

All information in this prospectus supplement regarding the FTSE/Xinhua China 25 Index(TM) (the "China 25 Index"), including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE Xinhua Index Limited or any of its affiliates (the "China 25 Index Sponsor"). The China 25 Index Sponsor owns the copyright and all other rights to the China 25 Index. The China 25 Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the China 25 Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the China 25 Index is not an indication of future performance. Future performance of the China 25 Index may differ significantly from historical performance, either positively or negatively.

The China 25 Index is designed to represent the performance of the mainland Chinese market that is available to international investors. The China 25 Index is a real-time index consisting of 25 of the largest and most liquid Chinese stocks (each, a "China 25 Index Constituent Stock") listed and trading on the Hong Kong Stock Exchange (HKSE). The shares comprised by the China 25 Index are classified as "H Shares" or "Red Chip Shares." H Shares are securities of companies incorporated in the People's Republic of China and nominated by the Chinese Government for listing and trading on the HKSE. H Shares are quoted and traded in Hong Kong dollars (HKD). Like other securities trading on the HKSE, there are no restrictions on who can trade H Shares. Red Chip Shares are securities of Hong Kong incorporated companies that trade on the HKSE. These securities are quoted and traded in HKD. Red Chip Shares are shares of companies that are substantially owned directly or indirectly by the Chinese Government and have a majority of their business interests in mainland China. The China 25 Index is published every 15 seconds between 10:00 a.m. and 4:15 p.m., Hong Kong time, using last trade prices. End of day data is as of 4:30 p.m. The China 25 Index is not calculated on Hong Kong public holidays.

The China 25 Index is calculated using the free float index calculation methodology of FTSE Group. The index is calculated using the following formula:


                               [SIGMA] p e s f c
                                        n n n n n
                              -------------------
                                       d

where P is the latest trade price of the component security N, E is the exchange rate required to convert the security's home currency into the index's base currency, S is the number of shares of the security in issue, F is the portion of free floating shares, adjusted in accordance with the policies of the China 25 Index Sponsor, C is the capping factor published by the China 25 Index Sponsor at the most recent quarterly review of the index, and D is the divisor, a figure that represents the total issued share capital of the index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the index. The China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations.

Under this methodology, the China 25 Index Sponsor excludes from free floating shares trade investments in a China 25 Index constituent company by another China 25 Index constituent company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings, foreign ownership limits, and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a China 25 Index Constituent Stock is applied in bands, as follows:

Free float less than        Ineligible for inclusion in the China 25 Index,
or equal to 15%             unless free float is also greater than 5% and the
                            full capitalization is greater than US$2.5 billion
                            (or local currency equivalent), in which case actual free float is used.

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--------------------------------------------------------------------------------

Free float greater than 15% but less than or equal to 20%              20%

Free float greater than 20% but less than or equal to 30%              30%

Free float greater than 30% but less than or equal to 40%              40%

Free float greater than 40% but less than or equal to 50%              50%

Free float greater than 50% but less than or equal to 75%              75%

Free float greater than 75%                                           100%

These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a China 25 Index Constituent Stock's free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage points threshold does not apply if the initial free float is less than 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above.

As of December 2005, the China 25 Index adopted a new classification system, the Industry Classification Benchmark ("ICB"). The ICB replaced the FTSE Global Classification System formerly used by the China 25 Index and covers over 45,000 securities worldwide. The new structure is a merger of FTSE Group and Dow Jones Indexes' industry classification systems, creating a single, definitive structure for the market. The primary purpose of the ICB is to provide a service to investors and other interested persons by grouping companies according to homogenous subsectors in such a way that general industrial and economic themes may be common to all companies in the sector. The sectors themselves will be aggregated into supersectors, which will be aggregated into industries.

The China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the China 25 Index. Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October. A stock's free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the China 25 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

Securities must be sufficiently liquid to be traded. The following criteria, among others, are used to ensure that illiquid securities are excluded:

PRICE. The China 25 Index Sponsor must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company. The China 25 Index Sponsor may exclude a security from the China 25 Index if it considers that an "accurate and reliable" price is not available. The China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

LIQUIDITY. Securities in the China 25 Index will be reviewed annually for liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by the China 25 Index Sponsor will not be eligible for inclusion in the China 25 Index. An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the

THE INDICES
--------------------------------------------------------------------------------

next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

NEW ISSUES. New issues must have a minimum trading record of at least 20 trading days prior to the date of the review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

The China 25 Index, like other indices of the China 25 Index Sponsor, is governed by an independent advisory committee that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the China 25 Index.

According to publicly available information as of March 27, 2006, the China 25 Index Constituent Stocks consisted of stocks of the companies below. The weight of each of the China 25 Index Constituent Stocks within the China 25 Index is also provided.

     COMPONENT                                              WEIGHTS
     ---------                                              -------
     China Mobile (Red Chip) .............................    9.51%
     Petrochina (H) ......................................    8.90%
     CNOOC (Red Chip) ....................................    7.19%
     China Petroleum & Chemical (H) .....................     6.74%
     China Construction Bank (H) ........................     6.58%
     China Shenhua Energy (H) ...........................     4.94%
     China Life Insurance (H) ...........................     4.85%
     Ping An Insurance (H) ..............................     4.63%
     Bank of Communications (H) .........................     4.20%
     China Merchant Holdings (Red Chip) .................     4.11%
     CITIC Pacific (Red Chip) ...........................     3.77%
     BOC Hong Kong (Holdings) (Red Chip) ................     3.71%
     China Unicom (Red Chip) ............................     3.42%
     China Telecom (H) ..................................     3.34%
     China Resources Enterprise (Red Chip) ..............     3.19%
     Aluminum Corp of China (H) .........................     3.07%
     China Netcom (Red Chip) ............................     3.02%
     Cosco Pacific (Red Chip) ...........................     2.89%
     Huaneng Power International (H) ....................     2.60%
     Yanzhou Coal Mining (H) ............................     2.19%
     Sinopec Shanghai Petrochemical (H) .................     1.84%
     Zhejiang Expressway (H) ............................     1.49%
     PICC Property & Casualty (H) .......................     1.45%
     Beijing Datang Power Gen (H) .......................     1.30%
     Jiangsu Expressway (H) .............................     1.07%

THE STOCK EXCHANGE OF HONG KONG LTD.

Trading on the HKSE is fully electronic through an Automatic Order Matching and Execution System, which was introduced in November 1983. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 9:30 a.m. to 4:00 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

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--------------------------------------------------------------------------------

Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE currently will cease at 3:00 a.m. or 4:00 a.m., New York City time. Therefore, the closing level of the China 25 Index will generally be available in the United States by the opening of business on that business day.

The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer's securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company's shares may also be suspended if there is unusual trading activity in such shares.

An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required;
(5) where the issuer is no longer suitable for listing, or becomes a "cash" company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the China 25 Index may be limited by suspension of trading of individual stocks which comprise the China 25 Index which may, in turn, adversely affect the value of the Notes.

HISTORICAL CLOSING LEVELS OF THE CHINA 25 INDEX

All historical data presented in the following graph on the China 25 Index are not necessarily indicative of the future performance of the China 25 Index or what the value of the Notes may be. Any historical upward or downward trend in the closing level of the China 25 Index during any period set forth below is not any indication that the China 25 Index is more or less likely to decline at any time during the term of the Notes. UBS cannot make any assurance that the future performance of the China 25 Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the China 25 Index as of March 27, 2006 was 11,108.36.

The following graph sets forth the historical performance of the China 25 Index from April 30, 2001 through March 27, 2006.

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--------------------------------------------------------------------------------


         [THE TABLE BELOW REPRESENTS A LINE GRAPH IN THE PRINTED REPORT]

           2001       4877.51
                      5470.38
                      5962.93
                      5916.72
                      5273.92
                       4507.2
                      4205.25
                      4487.68
                      4634.62
                      4596.84
                      4556.58
                      4660.83
                      4822.18
                      4922.55
                      5027.92
                      4934.55
                       4723.4
                      4602.79
                      4329.55
                      4284.63
                      4408.58
           2003       4317.23
                      4601.71
                      4554.19
                      4437.62
                      4403.46
                      4860.58
                      5169.87
                      5672.64
                      6124.15
                      6089.77
                       7177.3
                      7282.98
                      8324.97
                      8260.51
                      8795.51
                      8207.84
                      7029.97
                       7450.7
                       7414.4
                      7442.02
                      7481.39
                      7916.39
                      7727.28
                      8409.06
           2005       8294.66
                      8155.44
                      8767.79
                      8254.83
                      8226.15
                      8105.44
                      8496.46
                      9117.31
                       9072.7
                      9404.92
                      8391.56
                      8927.68
                      9203.65
                      10490.1
                      10914.4
                      10970.2

SOURCE: BLOOMBERG L.P.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the China 25 Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the China 25 Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with the China 25 Index Sponsor; the only relationship between the China 25 Index Sponsor and us is the licensing of the use of the China 25 Index and trademarks relating to the China 25 Index.

The Notes are not in any way sponsored, endorsed, sold or promoted by the China 25 Index Sponsor, FTSE International Limited ("FTSE") or Xinhua Financial Network Limited ("Xinhua") or by the London Stock Exchange PLC (the "Exchange") or by The Financial Times Limited ("FT") and neither the China 25 Index Sponsor, FTSE, Xinhua nor Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the China 25 Index and/or the figure at which the China 25 Index stands at any particular time on any particular day or otherwise. The China 25 Index is compiled and calculated by or on behalf of the China 25 Index Sponsor. However, neither the China 25 Index Sponsor or FTSE or Xinhua or Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the China 25 Index and neither the China 25 Index Sponsor, FTSE, Xinhua or Exchange or FT shall be under any obligation to advise any person of any error therein.

"FTSE(TM)" is a trade mark jointly owned by the London Stock Exchange PLC and The Financial Times Limited. "[CHINESE CHARACTERS]" is a trade mark of FTSE International Limited. "Xinhua" and "[CHINESE CHARACTERS]" are service marks and trade marks of Xinhua Financial Network Limited. All marks are licensed for use by FTSE/Xinhua Index Limited.

THE NIKKEI(R) 225 INDEX

All information in this prospectus supplement regarding the Nikkei(R) 225 Index (the "Nikkei Index"), including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, Nihon Keizai Shimbun, Inc. or any of its affiliates (the "Nikkei Index Sponsor"). The Nikkei

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Index Sponsor owns the copyright and all other rights to the Nikkei Index. The
Nikkei Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Nikkei Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the Nikkei Index is not an indication of future performance. Future performance of the Nikkei Index may differ significantly from historical performance, either positively or negatively.

The Nikkei Index is a stock index calculated, published and disseminated by the Nikkei Index Sponsor that measures the composite price performance of selected Japanese stocks. The Nikkei Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange (the "TSE"), and represents a broad cross-section of Japanese industry. All Nikkei Index Constituent Stocks trade on the TSE in Japanese yen. All 225 Nikkei Index Constituent Stocks are stocks listed in the First Section of the TSE. Domestic stocks admitted to the TSE are assigned either to the First Section, Second Section or Mothers Section. Stocks listed in the First Section are among the most actively traded stocks on the TSE. At the end of each business year, the TSE examines each First Section stock to determine whether it continues to meet the criteria for inclusion in the First Section and each Second Section stock to determine whether it may qualify for inclusion in the First Section. Futures and options contracts on the Nikkei Index are traded on the Singapore Exchange Ltd., the Osaka Securities Exchange Co., Ltd. and the Chicago Mercantile Exchange Inc.

The Nikkei Index is a modified, price-weighted index. Each stock's weight in the Nikkei Index is based on its price per share rather than the total market capitalization of the issuer. The Nikkei Index Sponsor calculates the Nikkei Index by multiplying the per-share price of each Index Constituent Stock in the Nikkei Index (each such stock, a "Nikkei Index Constituent Stock") by the corresponding weighting factor for that Nikkei Index Constituent Stock, calculating the sum of all these products and dividing that sum by a divisor. The divisor, initially set in 1949 at 225, was 24.14 as of March 27, 2006 and is subject to periodic adjustments as described below. The weighting factor for each Nikkei Index Constituent Stock is computed by dividing 50 Japanese yen by the par value of that stock, so that the share price of each Nikkei Index Constituent Stock when multiplied by its weighting factor corresponds to a share price based on a uniform par value of 50 Japanese yen. Each weighting factor represents the number of shares of the related Nikkei Index Constituent Stock that are included in one trading unit of the Nikkei Index. The stock prices used in the calculation of the Nikkei Index are those reported by a primary market for the Nikkei Index Constituent Stocks, which is currently the TSE. The level of the Nikkei Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the level of the Nikkei Index in the event of certain changes affecting the Nikkei Index Constituent Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei Index is adjusted in a manner designed to prevent any change or discontinuity in the level of the Nikkei Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Nikkei Index Constituent Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable weighting factor and divided by the new divisor, the level of the Nikkei Index immediately after the change, will equal the level of the Nikkei Index immediately prior to the change.

Nikkei Index Constituent Stocks may be deleted or added by the Nikkei Index Sponsor. However, to maintain continuity in the Nikkei Index, the policy of the Nikkei Index Sponsor is generally not to alter the composition of the Nikkei Index Constituent Stocks except when a Nikkei Index Constituent Stock is deleted in accordance with the following criteria.

Any Nikkei Index Constituent Stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Index Constituent Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock because of excess debt of the issuer or because of any other reason; transfer of the Nikkei Index

THE INDICES
--------------------------------------------------------------------------------

Constituent Stock to the "Kanri Post" (Post for stocks under supervision); transfer of the stock to the "Seiri Post" (the Liquidation Post); or transfer of the Nikkei Index Constituent Stock to the Second Section of the TSE. In addition, Nikkei Index Constituent Stocks with relatively low liquidity, based on trading volume and price fluctuation over the past five years, may be deleted by the Nikkei Index Sponsor. Upon deletion of a Nikkei Index Constituent Stock from the Nikkei Index Constituent Stocks, the Nikkei Index Sponsor will select, in accordance with certain criteria established by it, a replacement for the deleted Index Constituent Stock. Until such replacement, the Nikkei Index will be calculated with the Nikkei Index Constituent Stocks less the deleted Index Constituent Stock.

A list of the issuers of the Nikkei Index Constituent Stocks is available from the NKS Economic Electronic Databank System and from the Nikkei Index Sponsor directly. The Nikkei Index Sponsor may delete, add or substitute any stock underlying the Nikkei Index.

THE TOKYO STOCK EXCHANGE

The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours for TSE-listed stocks are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to time zone differences, on any normal trading day, the TSE will close before the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei Index on any particular business day will generally be available in the United States by the opening of business on that business day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special offer quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei Index may be limited by price limitations, special quotes or by suspension of trading on Nikkei Index Constituent Stocks, and these limitations may, in turn, adversely affect the value of the Notes.

HISTORICAL CLOSING LEVELS OF THE NIKKEI INDEX

Since its inception, the Nikkei Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Nikkei Index during any period shown below is not an indication that the value of the Nikkei Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the Nikkei Index do not give any indication of the future performance of the Nikkei Index. UBS cannot make any assurance that the future performance of the Nikkei Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Nikkei Index as of March 27, 2006 was 16,650.1.

The following graph sets forth the historical performance of the Nikkei Index from January 30, 1987 through March 27, 2006.

THE INDICES
--------------------------------------------------------------------------------

         [THE TABLE BELOW REPRESENTS A LINE GRAPH IN THE PRINTED REPORT]

           1987       20048.3
                      20421.7
                      21566.7
                      23274.8
                      24772.4
                      24176.4
                      24488.1
                      26029.2
                      26010.9
                        22765
                      22686.8
                        21564
                      23622.3
                      25242.8
                      26260.3
                      27434.1
                      27416.7
                      27769.4
                      27911.6
                        27366
                      27923.7
                      27982.5
                      29578.9
           1989         30159
                      31581.3
                      31985.6
                      32838.7
                      33713.3
                      34266.8
                      32948.7
                      34953.9
                      34431.2
                      35636.8
                      35549.4
                      37268.8
                      38915.9
                      37188.9
                        34592
                      29980.5
                      29584.8
                      33130.8
                      31940.2
                      31035.7
                      25978.4
                      20983.5
                      25194.1
                      22454.6
           1991       23848.7
                      23293.1
                      26409.2
                        26292
                      26111.2
                      25789.6
                        23291
                      24120.8
                      22335.9
                      23916.4
                      25222.3
                      22687.3
                      22983.8
                        22023
                      21338.8
                        19346
                      17390.7
                      18347.8
                      15951.7
                      15910.3
                      18061.1
                      17399.1
                      16767.4
                      17683.7
           1993         16925
                      17023.8
                      16953.3
                      18591.5
                      20919.2
                      20552.3
                        19590
                      20380.1
                      21026.6
                      20105.7
                        19703
                      16406.5
                      17417.2
                      20229.1
                      19997.2
                      19111.9
                      19725.2
                      20973.6
                      20643.9
                      20449.4
                      20628.5
                      19563.8
                      19989.6
                      19075.6
           1995       19723.1
                      18649.8
                      17053.4
                        16140
                      16806.8
                      15436.8
                      14517.4
                      16677.5
                      18117.2
                      17913.1
                      17654.6
                      18744.4
                      19868.2
                      20812.7
                      20125.4
                      21406.8
                      22041.3
                      21956.2
                      22530.8
                      20692.8
                      20166.9
                      21556.4
                      20466.9
                      21020.4
           1997       19361.3
                        18330
                        18557
                      18003.4
                      19151.1
                      20068.8
                        20605
                      20331.4
                      18229.4
                      17887.7
                      16458.9
                      16636.3
                      15258.7
                      16628.5
                      16831.7
                      16527.2
                      15641.3
                      15670.8
                      15830.3
                        16379
                      14107.9
                      13406.4
                      13564.5
                      14883.7
           1999       13842.2
                      14499.2
                      14367.5
                      15836.6
                      16701.5
                      16111.6
                      17529.7
                      17861.9
                      17436.6
                      17605.5
                      17942.1
                      18558.2
                      18934.3
                      19539.7
                      19959.5
                      20337.3
                      17973.7
                      16332.5
                        17411
                      15727.5
                      16861.3
                      15747.3
                      14539.6
                      14648.5
           2001       13785.7
                      13843.5
                      12883.5
                      12999.7
                      13934.3
                      13262.1
                        12969
                      11860.8
                      10713.5
                      9774.68
                      10366.3
                      10697.4
                      10542.6
                       9997.8
                      10587.8
                      11024.9
                      11492.5
                      11763.7
                      10621.8
                      9877.94
                       9619.3
                      9383.29
                      8640.48
                      9215.56
           2003       8578.95
                      8339.94
                      8363.04
                      7972.71
                      7831.42
                      8424.51
                      9083.11
                      9563.21
                      10343.5
                        10219
                      10559.6
                      10100.6
                      10676.6
                      10783.6
                      11041.9
                      11715.4
                      11761.8
                      11236.4
                      11858.9
                      11325.8
                      11081.8
                      10823.6
                      10771.4
                      10899.2
           2005       11488.8
                      11387.6
                      11740.6
                        11669
                      11008.9
                      11276.6
                        11584
                      11899.6
                      12413.6
                      13574.3
                      13606.5
                      14872.1
                      16111.4
                      16649.8
                      16205.4
                      16624.8
                      16650.1

SOURCE: BLOOMBERG L.P.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the Nikkei Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the Nikkei Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with the Nikkei Index Sponsor; the only relationship between the Nikkei Index Sponsor and us is the licensing of the use of the Nikkei Index and trademarks relating to the Nikkei Index.

The Nikkei Index Sponsor is under no obligation to continue the calculation and dissemination of the Nikkei Index. The Notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor. No inference should be drawn from the information contained in this prospectus supplement that the Nikkei Index Sponsor makes any representation or warranty, implied or express, to us, any holder of the Notes or any member of the public regarding the advisability of investing in securities generally, or in the Notes in particular, or the ability of the Nikkei Index to track general stock market performance.

The Nikkei Index Sponsor determines, composes and calculates the Nikkei Index without regard to the Notes. The Nikkei Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the Notes in determining, composing or calculating the Nikkei Index. The Nikkei Index Sponsor is not responsible for, and has not participated in the determination of, the terms, prices or amount of the Notes and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the Notes payable at maturity. The Nikkei Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Notes.

The Nikkei Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei Index or the manner in which the Nikkei Index is applied in determining any initial Nikkei Index Starting Level or Nikkei Index Ending Level or any amount payable upon maturity of the Notes.

THE NIKKEI INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NIKKEI INDEX OR ANY DATA INCLUDED IN THE NIKKEI INDEX. THE NIKKEI INDEX SPONSOR ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

THE INDICES
--------------------------------------------------------------------------------

"Nikkei(R)" is a trademark of the Nikkei Index Sponsor and has been licensed for use by UBS. The Notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor, and the Nikkei Index Sponsor makes no representation regarding the advisability of investing in the Notes.

THE KOREA KOSPI 200 INDEX

All information in this prospectus supplement regarding the Korea KOSPI 200 Index (the "KOSPI2 Index"), including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by the Korea Stock Exchange ("KSE"). KSE owns the copyright and all other rights to the KOSPI2 Index. KSE has no obligation to continue to publish, and may discontinue publication of, the KOSPI2 Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the KOSPI2 Index is not an indication of future performance. Future performance of the KOSPI2 Index may differ significantly from historical performance, either positively or negatively.

The KOSPI2 Index, which is the underlying index for stock index futures and options trading, is composed of 200 blue chips and accounts for about 90% of the total market capitalization of the KSE. The constituent stocks are selected on a basis of the market value of the individual stocks, liquidity and their relative positions in the industry groups they belong. The base date for the index is January 3, 1990 and the base index is 100.

THE KOREA STOCK EXCHANGE

The KSE's predecessor, the Daehan Stock Exchange, was established in 1956. The KSE is a typical order-driven market, where buy and sell orders compete for best prices. The KSE seeks to maintain a fair and orderly market for trading and regulates and supervises its member firms. According to the KSE's 2004 Annual Report, as of June 2004, the KSE had 29 regular member firms and 20 special members.

Throughout the trading hours, orders are matched at a price satisfactory to both buy and sell sides, according to price and time priorities. The opening and closing prices, however, are determined by call auctions: at the market opening and closing, orders received for a certain period of time are pooled and matched at the price at which the most number of shares can be executed. The KSE uses electronic trading procedures, from order placement to trade confirmation. The KSE is open from 9:00 a.m. to 3:00 p.m., Korean time, during weekdays. Investors can submit their orders from 8:00 a.m., one hour before the market opening. Orders delivered to the market during the period from 8:00 a.m. to 9:00 a.m. are queued in the order book and matched by call auction method at 9:00 a.m. to determine opening prices. After opening prices are determined, the trades are conducted by continuous auctions until 2:50 p.m. (10 minutes before the market closing). Besides the regular session, the KSE conducts pre-hours and after-hours sessions for block trading and basket trading. During pre-hours sessions from 7:30 to 8:30 a.m., orders are matched at previous day's respective closing prices. Starting from May 30, 2005, the after-hours trading session in the KSE has been extended from 3:10 p.m. - 4:00 p.m. to 3:10 p.m. - 6:00 p.m., and off-hours single price auction was introduced as the Korea ECN, the night market in Korea, shut down its business. From 3:10 p.m. to 3:30 p.m., orders are matched at the closing price of the regular session, and from 3:30 p.m. to 6:00 p.m., orders are executed every 30 minutes at the single price. The price change limit is 5 percent of the closing price of the regular session.

On January 26, 2004, the KSE introduced the random-end system at the opening and closing call auctions. The stated purpose of the random-end system is to prevent any distortion in the price discovery function of the KSE caused by "fake" orders placed with an intention of misleading other investors. In cases where the highest or lowest indicative price of a stock set during the last 5 minutes before the closing time of the opening (or closing) call session, 8:55-9:00 a.m. (or 2:55-3:00 p.m.), deviates from the provisional opening (or closing) price by 5 percent or more, the KSE delays the determination of the opening (or closing) price of the stock up to five minutes. The official opening (or closing) price of such stock is determined at a randomly chosen time within five minutes after the regular opening (or closing) time. The KSE makes public the indicative prices during the opening (or closing) call trading sessions. Pooling together all bids and offers placed during the order receiving hours for the opening (or closing) session, 8:10-9:00 a.m. (or 2:50-3:00 p.m.), the indicative opening (or closing) prices of all stocks are released to the public on a real-time basis.

THE INDICES
--------------------------------------------------------------------------------

The KSE sets a limit on the range that the price of individual stocks can change during a day. As of June 2004, that limit was set at 15 percent, which meant that the price of each stock could neither fall nor rise by more than 15 percent from the previous day's closing price. In addition, when the price and/or trading activities of a stock are expected to show an abnormal movement in response to an unidentified rumor or news, or when an abnormal movement is observed in the market, the KSE may halt the trading of the stock. In such cases, the KSE requests the company concerned to make a disclosure regarding the matter. Once the company makes an official announcement regarding the matter, trading can resume within an hour; however, if the KSE deems that the situation was not fully resolved by the disclosure, trading resumption may be delayed.

The KSE introduced circuit breakers in December 1998. The trading in the equity markets is halted for 20 minutes when the KOSPI2 Index falls by 10 percent or more from the previous day's closing and the situation lasts for one minute or longer. The trading resumes by call auction where the orders submitted during the 10 minutes after the trading halt ended are matched at a single price.

As a result of the foregoing, variations in the KOSPI2 Index may be limited by suspension of trading of the KOSPI2 Index Constituent Stocks, individually or in the aggregate, which may in turn adversely affect the value of the Notes.

HISTORICAL CLOSING LEVELS OF THE KOSPI2 INDEX

All historical data presented in the following graph on the KOSPI2 Index are not necessarily indicative of the future performance of the KOSPI2 Index or what the value of the Notes may be. Any historical upward or downward trend in the closing level of the KOSPI2 Index during any period set forth below is not any indication that the KOSPI2 Index is more or less likely to increase or decline at any time during the term of the Notes. UBS cannot make any assurance that the future performance of the KOSPI2 Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the KOSPI2 Index as of March 27, 2006 was 172.44.

The following graph sets forth the historical performance of the KOSPI2 Index from January 31, 1987 through March 27, 2006.

         [THE TABLE BELOW REPRESENTS A LINE GRAPH IN THE PRINTED REPORT]

           1990         97.83
                        94.06
                         92.1
                        74.93
                        87.67
                        78.05
                        75.17
                        66.76
                        66.88
                        76.32
                        76.82
                        76.61
                        69.82
                        74.61
                        72.81
                        71.24
                        67.61
                        67.24
                         80.6
                        77.02
                        80.23
                        78.23
                        72.87
           1992         68.63
                        76.13
                        67.86
                        66.48
                        67.07
                        61.63
                        60.89
                         56.5
                        62.05
                        56.62
                        67.95
                        73.09
                        74.49
                        73.25
                        69.72
                        73.28
                        79.51
                        82.99
                        81.71
                        79.32
                        73.24
                         78.6
                        81.44
                        88.88
           1994         96.19
                       105.81
                       102.83
                        97.03
                       102.72
                       106.52
                       105.27
                       104.41
                       107.97
                       120.16
                        126.1
                       121.04
                       113.51
                       102.85
                         98.9
                       104.86
                       101.78
                        99.96
                        101.3
                       105.69
                       103.45
                       111.97
                       113.08
                       104.82
           1996        100.01
                        99.02
                        96.22
                        98.26
                       110.11
                        98.95
                        89.29
                        88.65
                        83.81
                        82.66
                        79.07
                        75.79
                        67.93
                        71.62
                        69.24
                        68.72
                        71.21
                        77.88
                         77.5
                        74.92
                        72.81
                        68.07
                        49.73
                        43.62
           1998         42.34
                        65.45
                        65.79
                        55.28
                        49.39
                        38.48
                        34.37
                        39.51
                        35.55
                        35.45
                        47.61
                        51.93
                        64.94
                        65.72
                        60.28
                        71.84
                        87.15
                        85.68
                       105.47
                       116.14
                       112.79
                       100.71
                       100.19
                       123.59
           2000        130.02
                       119.08
                       103.17
                       108.03
                        91.21
                        92.74
                       104.43
                        89.35
                        86.54
                        76.37
                           64
                        63.48
                        63.35
                        77.98
                        72.14
                        65.16
                        72.45
                        76.09
                         73.2
                        66.98
                        67.42
                        58.91
                        66.44
                        80.03
           2002         86.97
                        92.99
                       102.62
                       111.84
                       106.39
                        100.8
                        93.69
                        90.16
                        92.55
                        81.37
                         83.1
                        92.05
                        79.87
                        75.22
                        72.85
                        68.05
                        76.45
                        80.53
                        85.47
                        91.52
                        97.59
                        89.55
                       101.44
                       103.61
           2004        105.21
                       110.89
                       115.92
                       115.98
                        112.4
                       104.14
                       101.85
                        95.27
                       102.89
                       107.69
                       107.99
                        113.4
                       115.25
                       121.06
                       130.85
                       124.78
                       117.58
                       124.84
                       129.43
                       143.32
                       140.09
                       157.55
                       148.84
                       165.95
                       177.43
                       180.65
                       177.45
                       172.87

SOURCE: BLOOMBERG L.P.

THE INDICES
--------------------------------------------------------------------------------

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the KOSPI2 Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the KOSPI2 Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with the KOSPI2 Index Sponsor; the only relationship between the KOSPI2 Index Sponsor and us is the licensing of the use of the KOSPI2 Index and trademarks relating to the KOSPI2 Index.

The Notes are not sponsored, endorsed, sold or promoted by Korea Stock Exchange
(KSE). KSE makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the KOSPI2 Index to track general stock market performance. KSE's only relationship to UBS is the licensing of certain trademarks and trade names of KSE and of the KOSPI2 Index, which is determined, composed and calculated by KSE without regard to UBS or the Notes. KSE has no obligation to take our needs or the needs of owners of the Notes into consideration in determining, composing or calculating the KOSPI2 Index. KSE is not responsible for and has not participated in the determination of the prices and amount of the Notes or the timing of the issuance or sale of the Notes or in the determination or calculation of the equation by which the Notes are to be converted into cash. KSE has no obligation or liability in connection with the administration, marketing or trading of the Notes.

KSE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI2 INDEX OR ANY DATA INCLUDED THEREIN AND KSE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KSE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI2 INDEX OR ANY DATA INCLUDED THEREIN. KSE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI2 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KSE HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"KOSPI" is a trade mark / service mark of KSE and has been licensed for use by UBS.

--------------------------------------------------------------------------------


Valuation of the Notes

AT MATURITY. Your cash payment at maturity is based on the Basket Return. If the Basket Return is positive, the Basket Return will be tripled, subject to a maximum gain on the Notes of 26.5%. Therefore, the maximum payment at maturity for each $10.00 principal amount of the Notes will be $12.65. The Notes are fully exposed to any decline in the level of the Basket and a negative Basket Return will reduce your cash payment at maturity below your principal amount. You may lose some or all of your investment if the Basket level declines. For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" on page S-40.

PRIOR TO MATURITY. You should understand that the market value of the Notes prior to maturity will be affected by several factors, many of which are beyond our control. We expect that, generally, the level of the Basket on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include supply and demand for the Notes, the volatility of the Basket Indices, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-8 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------


Specific Terms of the Notes

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. The Notes are linked to the performance of a basket (the "Basket"), which is comprised of seven equity indices (each a "Basket Index") weighted as follows:

     BASKET INDICES                                                WEIGHTS
     ---------------------------------------------------------------------
     MSCI India Index(SM) ("India Index") ........................    40%
     FTSE/Xinhua China 25 Index(TM) ("China 25 Index") ...........    20%
     Nikkei(R) 225 Index ("Nikkei Index") ........................    15%
     Korea KOSPI(TM) 200 Index ("KOSPI2 Index") ..................    10%
     MSCI Singapore Index(SM) ("Singapore Index") ................     5%
     MSCI Taiwan Index(SM) ("Taiwan Index") ......................     5%
     MSCI Thailand Index(SM) ("Thailand Index") ..................     5%

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATION

Your minimum investment is 50,000 Notes at a principal amount of $10.00 per Note (a minimum purchase price of $500,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 50,000 Notes.

PAYMENT AT MATURITY

You will receive a cash payment at maturity per $10 principal amount of the Notes based on the Basket Return. If the Basket Return is positive, the Basket Return will be tripled, subject to a maximum gain on the Notes of 26.5%. Therefore, the maximum payment at maturity for each $10 principal amount of the Notes will be $12.65. The Notes are fully exposed to any decline in the level of the Basket and a negative Basket Return will reduce your cash payment at maturity below the principal amount of your Notes. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE BASKET RETURN IS NEGATIVE.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

For each $10 principal amount of the Notes, we will pay you in cash an amount equal to $10 plus the Adjusted Basket Return multiplied by $10.

The "Basket Return," which may be positive or negative, is the difference between the Basket Ending Level and the Basket Starting Level, expressed as a percentage of the Basket Starting Level, calculated as follows:

                      Basket Ending Level - Basket Starting Level
      Basket Return = -------------------------------------------
                                Basket Starting Level

where the "Basket Starting Level" equals 100 and the "Basket Ending Level" will be calculated as follows:

 100 x (1 + (40% of the India Index Return + 20% of the China 25 Index Return +
  15% of the Nikkei Index Return + 10% of the KOSPI2 Index Return + 5% of the Singapore Index Return + 5% of the Taiwan Index Return + 5% of the Thailand
                                Index Return)).

The "India Index Return" is calculated based on the closing level of the India Index on the trade date relative to the final valuation date and is calculated as follows:

    India Index Return = India Index Ending Level - India Index Starting Level
                         -----------------------------------------------------
                                        India Index Starting Level


where the India Index Starting Level is 450.45 and the India Index Ending Level will be the closing level of the India Index on the final valuation date.

The "China 25 Index Return" is calculated based on the closing level of the China 25 Index on the trade date relative to the final valuation date and is calculated as follows:

              China 25 Index Return = China 25 Index Ending Level -
                                      China 25 Index Starting Level
                                      -----------------------------
                                      China 25 Index Starting Level

where the China 25 Index Starting Level is 11,108.36 and the China 25 Index Ending Level will be the closing level of the China 25 Index on the final valuation date.

The "Nikkei Index Return" is calculated based on the closing level of the Nikkei Index on the trade date relative to the final valuation date and is calculated as follows:

  Nikkei Index Return = Nikkei Index Ending Level - Nikkei Index Starting Level
                        -------------------------------------------------------
                                   Nikkei Index Starting Level

where the Nikkei Index Starting Level is 16,650.1 and the Nikkei Index Ending Level will be the closing level of the Nikkei Index on the final valuation date.

The "KOSPI2 Index Return" is calculated based on the closing level of the KOSPI2 Index on the trade date relative to the final valuation date and is calculated as follows:

  KOSPI2 Index Return = KOSPI2 Index Ending Level - KOSPI2 Index Starting Level
                        -------------------------------------------------------
                                       KOSPI2 Index Starting Level

where the KOSPI2 Index Starting Level is 172.44 and the KOSPI2 Index Ending Level will be the closing level of the KOSPI2 Index on the final valuation date.

The "Singapore Index Return" is calculated based on the closing level of the Singapore Index on the trade date relative to the final valuation date and is calculated as follows:

             Singapore Index Return = Singapore Index Ending Level -
                                      Singapore Index Starting Level
                                      ------------------------------
                                      Singapore Index Starting Level

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

where the Singapore Index Starting Level is 296.57 and the Singapore Index Ending Level will be the closing level of the Singapore Index on the final valuation date.

The "Taiwan Index Return" is calculated based on the closing level of the Taiwan Index on the trade date relative to the final valuation date and is calculated as follows:

  Taiwan Index Return = Taiwan Index Ending Level - Taiwan Index Starting Level
                        -------------------------------------------------------
                                     Taiwan Index Starting Level

where the Taiwan Index Starting Level is 270.77 and the Taiwan Index Ending Level will be the closing level of the Taiwan Index on the final valuation date.

The "Thailand Index Return" is calculated based on the closing level of the Thailand Index on the trade date relative to the final valuation date and is calculated as follows:

              Thailand Index Return = Thailand Index Ending Level -
                                      Thailand Index Starting Level
                                      -----------------------------
                                      Thailand Index Starting Level

where the Thailand Index Starting Level is 294.83 and the Thailand Index Ending Level will be the closing level of the Thailand Index on the final valuation date.

The "Adjusted Basket Return" will be based on the Basket Return, which may be positive or negative. If the Basket Return is positive, it will be tripled to calculate the Adjusted Basket Return, subject to a maximum gain on the Notes of 26.5%. If the Basket Return is zero or negative, the Adjusted Basket Return will be equal to the Basket Return.

The payment at maturity for each Note will be calculated as follows:

          Payment at maturity = principal amount of the Note + (principal amount of the Note x Adjusted Basket Return)

MATURITY DATE

The maturity date will be March 31, 2008 (a term of 2 years), unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" on page S-43.

FINAL VALUATION DATE

The final valuation date will be March 25, 2008, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following calendar day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than ten business days.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

MARKET DISRUPTION EVENT

The calculation agent will determine the Basket Ending Level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Basket Ending Level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing for one or more of the Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Basket Ending Level be postponed by more than ten business days.

If the determination of the Basket Ending Level is postponed to the last possible day, but a market disruption event for one or more of the Basket Indices occurs or is continuing on that day, that day will nevertheless be the date on which the Basket Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of Basket Constituent Stocks in the relevant Basket Index for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to one or more of the Basket Indices or a material number of Basket Constituent Stocks in the relevant Basket Index in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> one or more of the Basket Indices are not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to one or more of the Basket Indices or any Basket Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to a Basket Index or any Basket Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained, or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE BASKET INDICES; ALTERATION OF METHOD OF CALCULATION

If any Index Sponsor discontinues publication of its respective Basket Index and it or any other person or entity publishes a substitute index that the calculation agent determines is comparable to the particular Basket Index and approves such substitute index as a successor index, then the calculation agent will determine the Basket Ending Level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of one or more of the Basket Indices are discontinued and that there is no successor index on any date when the level of the particular Basket Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or one or more indices and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the particular Basket Index.

If the calculation agent determines that the securities included in the Basket Indices or the method of calculating a Basket Index have changed at any time in any respect that causes the Basket Index not to fairly represent the level of the Basket Index had such changes not been made or that otherwise affects the calculation of the Basket Ending Level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the particular Basket Index that it believes are appropriate to ensure that the Basket Ending Level used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the Basket Ending Level, the amount payable at maturity or otherwise relating to the level of the Basket Indices may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean a day that is a business day of the kind described in the "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Basket Starting Level, the Basket Ending Level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------


Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to one or more of the Basket Indices and/or listed and/or over-the-counter options, futures or exchange-traded funds on Basket Constituent Stocks or one or more of the Basket Indices prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

>    acquire or dispose of securities of the issuers of Basket Constituent
     Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of any Basket Index or the value of the Basket Constituent Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, or

>    any combination of the three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of Basket Constituent Stocks, listed or over-the-counter options or futures on Basket Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any Basket Index or other components of Asian equity markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-8 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------


Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.

AS OF DECEMBER 31, 2005 (UNAUDITED)                             CHF          USD
--------------------------------------------------------------------------------
                                                                  (IN MILLIONS)
Debt
  Debt issued(1)                                            270,434      205,663
                                                            -------      -------
  Total Debt                                                270,434      205,663
Minority Interest(2)                                          7,619        5,794
Shareholders' Equity                                         44,324       33,708
                                                            -------      -------
Total capitalization                                        322,377      245,165
                                                            =======      =======
-----
(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION BASED ON THE REMAINING MATURITIES.
(2) INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.76049.

--------------------------------------------------------------------------------


Supplemental Tax Considerations


THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES FEDERAL AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

In the opinion of our counsel, Sullivan & Cromwell LLP, the Notes should be treated as a pre-paid derivative contract with respect to the Basket and the terms of the Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, you should recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Notes will generally begin on the date after the issue date (I.E., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENTS. Alternatively, it is possible that the Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If the Notes are treated as a contingent debt instrument and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Notes should be treated as ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL

Under present Swiss law, repayment of principal of the Notes by us is not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION

Under present Swiss law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES

There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND

If you are a Swiss resident investor and hold the Notes in your private property, you may treat any gain or loss realized upon the sale, redemption or repayment of the Notes as a tax-free capital gain or a non-deductible loss, respectively; provided, however, that you may have to report any element of adjustment for stock dividends or extraordinary dividends on the Basket included in the payment received from us at maturity as taxable investment income. If you are qualified as a professional dealer of securities for Swiss income tax purposes, you will have to include in taxable income capital gains, and may deduct capital losses realized upon the sale, redemption or repayment of the Notes. If you are a Swiss resident investor holding the Notes in your business property or a foreign resident investor who holds the Notes through a permanent establishment within Switzerland, you must include income received and gains or losses realized in respect of the Notes in your taxable net income.

--------------------------------------------------------------------------------


ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

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Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to 2% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Notes against payment for the Notes on or about the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ...............     S-1
Risk Factors ................................     S-8
The Indices .................................    S-15
Valuation of the Notes ......................    S-39
Specific Terms of the Notes .................    S-40
Use of Proceeds and Hedging .................    S-47
Capitalization of UBS .......................    S-48
Supplemental Tax Considerations .............    S-49
ERISA Considerations ........................    S-51
Supplemental Plan of Distribution ...........    S-52

PROSPECTUS

Introduction ................................       3
Cautionary Note Regarding Forward-
  Looking Information .......................       5
Incorporation of Information About
  UBS AG ....................................       7
Where You Can Find More Information .........       7
Presentation of Financial Information .......       8
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its
  Management and Others .....................       9
Capitalization of UBS .......................       9
UBS .........................................      10
Use of Proceeds .............................      12
Description of Debt Securities We May
  Offer .....................................      13
Description of Warrants We May Offer ........      35
Legal Ownership and Book-Entry
  Issuance ..................................      52
Considerations Relating to Indexed
  Securities ................................      57
Considerations Relating to Securities
  Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency .............      60
U.S. Tax Considerations .....................      63
Tax Considerations Under the Laws of
  Switzerland ...............................      74
ERISA Considerations ........................      76
Plan of Distribution ........................      77
Validity of the Securities ..................      80
Experts .....................................      80

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Enhanced
Appreciation
Securities


UBS AG $5,000,000 NOTES
LINKED TO AN ASIAN INDEX BASKET
DUE MARCH 31, 2008




PROSPECTUS SUPPLEMENT


MARCH 27, 2006
(TO PROSPECTUS DATED FEBRUARY 27, 2003)







UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.